UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

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Stewart Information Services Corporation

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STEWART INFORMATION SERVICES CORPORATION
1980 Post Oak Boulevard, Suite 800
Houston, Texas 77056
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2018
Notice is hereby given that Stewart Information Services Corporation, a Delaware corporation, will hold its 2018 Annual Meeting on May 22, 2018, at 8:30 a.m., CDT, in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas 77056, for the following purposes:
(1)
To elect Stewart Information Services Corporation’s directors;

(2)
To approve an advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers;

(3)
To ratify the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2018;

(4)
To approve the Stewart Information Services Corporation 2018 Incentive Plan; and,

(5)
To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:
•
FOR the nine nominees for director,

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FOR the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers,

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FOR the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2018, and

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FOR the approval of the Stewart Information Services Corporation 2018 Incentive Plan.

The holders of record of Stewart’s Common Stock at the close of business on April 4, 2018 will be entitled to vote at the 2018 Annual Meeting.
By Order of the Board of Directors,
David Hisey
Secretary
April 23, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS’ MEETING TO BE HELD MAY 22, 2018
Our proxy statement for the 2018 Annual Meeting and our Annual Report on
Form 10-K for the fiscal year ended December 31, 2017 are available at
www.stewart.com/2018-annual-meeting.
IMPORTANT
You are cordially invited to attend the 2018 Annual Meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. If you attend the 2018 Annual Meeting you can vote either in person or by your proxy.

i

STEWART INFORMATION SERVICES CORPORATION
1980 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(713) 625-8100
PROXY STATEMENT FOR THE ANNUAL
MEETING OF STOCKHOLDERS
To Be Held May 22, 2018
Except as otherwise specifically noted, the ‘‘Company,’’ ‘‘SISCO,’’ ‘‘Stewart,’’ ‘‘we,’’ ‘‘our,’’ ‘‘us,’’ and similar words in this proxy statement refer to Stewart Information Services Corporation.
Stewart Information Services Corporation is furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors (the ‘‘Board’’ or the ‘‘Board of Directors’’) of proxies for the annual meeting of stockholders we are holding Tuesday, May 22, 2018, at 8:30 a.m., CDT, in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, 77056 (the ‘‘2018 Annual Meeting’’), or for any adjournment(s) of that meeting. For directions to the 2018 Annual Meeting, please contact Nat Otis in Investor Relations at (713) 625-8360.
Proxies in the form enclosed, properly executed by stockholders and received in time for the 2018 Annual Meeting, will be voted as specified therein. Unless you specify otherwise, the shares represented by your proxy will be voted (i) for the Board of Directors’ nominees listed therein, (ii) for the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers, (iii) for the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2018, and (iv) for the approval of the Stewart Information Services Corporation 2018 Incentive Plan. If after sending in your proxy you wish to vote in person or change your proxy instructions, you may, before your proxy is voted, deliver (i) a written notice revoking your proxy or (ii) a timely, later-dated proxy. Such notice or later-dated proxy shall be delivered either (i) in care of our Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, or (ii) in person at the 2018 Annual Meeting. Please note that stockholders who hold their shares in our 401(k) plan must provide their voting instructions no later than 11:59 a.m., EDT, two days prior to the 2018 Annual Meeting. We are mailing this proxy statement on or about April 23, 2018, to stockholders of record at the close of business on April 4, 2018.
At the close of business on April 4, 2018, 23,879,417 shares of our Common Stock were outstanding and entitled to vote, and only the holders of record on such date may vote at the 2018 Annual Meeting. A quorum will exist if a majority of the holders of Common Stock issued and outstanding and entitled to vote, are present in person or represented by proxy. We will count the shares held by each stockholder who is present in person or represented by proxy at the meeting to determine the presence of a quorum at the meeting.
Each holder of our Common Stock will be entitled to cast one vote per share for or against each of the director nominees.
Unless there are director nominees other than those nominated by the Board of Directors, a director nominee will be elected as a director if the votes cast for his or her election exceed votes cast against his or her election. In this case, any director nominee who does not receive a majority of votes cast ‘‘for’’ his or her election would be required to tender his or her resignation following the failure to receive the required vote. Pursuant to the Company’s By-Laws, if the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement, a plurality voting standard will apply and a director nominee receiving a plurality of votes cast will be elected as a director. For the purpose of electing directors, broker non-votes and abstentions are not treated as a vote cast affirmatively or negatively, and therefore will not affect the outcome of the election of directors. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.
Our stockholders will vote on the approval of the advisory resolution regarding the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of the majority of the shares voted at the 2018 Annual Meeting. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Broker non-votes will not be counted. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted ‘‘FOR’’ the approval of this proposal.
Our stockholders will vote on the ratification of the appointment of KPMG LLP as our independent auditors for 2018. The ratification of this proposal requires the affirmative vote of the majority of the shares voted at the 2018 Annual Meeting. Under New York Stock Exchange (‘‘NYSE’’) rules, the approval of our independent auditors is considered a routine matter, which means that brokerage firms may vote in their discretion on this proposal if the beneficial owners do not provide the brokerage firms with voting instructions. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted ‘‘FOR’’ the approval of this proposal.
Our stockholders will vote with respect to the approval of the Stewart Information Services Corporation 2018 Incentive Plan. Approval of this proposal requires the affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent a majority of the shares entitled to vote on the proposal. An abstention will have the same effect as a vote “against” such proposal. Brokers do not have discretionary authority to vote shares on the proposal without direction from the beneficial owner. Broker non-votes will not be counted and could impair our ability to satisfy the requirement that the total votes cast on the proposal represent a majority of the shares entitled to vote on the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them “FOR” the approval of this proposal.
Whether or not you plan to attend the 2018 Annual Meeting, and whatever the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card. Please use the accompanying envelope, which requires no postage if mailed in the United States. You may also vote your shares by telephone or internet by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote in person at the 2018 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a ‘‘legal’’ proxy issued in your name from that record holder.
On March 18, 2018, Stewart entered into a definitive merger agreement with Fidelity National Financial, Inc. (“FNF”), A Holdco Corp. (“Merger Sub I”) and S Holdco LLC (“Merger Sub II”) pursuant to which Merger Sub I will merge with and into Stewart, and Stewart will subsequently merge with and into Merger Sub II, with Merger Sub II surviving the mergers as a direct wholly-owned subsidiary of FNF (the “FNF Merger”). The FNF Merger will be voted on by our stockholders at a separate special stockholder meeting to be held on a future date which has not been determined at this time.
Revocation of Proxies
You may revoke your proxy at any time prior to its exercise at the 2018 Annual Meeting and change your vote by signing and dating a new proxy card with a later date and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions on the enclosed proxy card. You may also deliver a written notice revoking your proxy (i) in care of our Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056 or (ii) in person at the 2018 Annual Meeting.
Cost of Solicitation
We will bear the cost of the solicitation of our proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, or by a few of our regular employees and officers without additional compensation and by certain officers or employees of Innisfree M&A Incorporated (‘‘Innisfree’’). We have hired Innisfree, 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of  $8,000.00 plus out-of-pocket expenses.

Questions
If you have any questions or need assistance in voting your shares, please call Innisfree, the firm assisting us in the solicitation, at 888-750-5834.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of April 4, 2018 with respect to persons we believe to be the beneficial owners of more than 5% of our voting shares:
Name	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc 55 East 52nd Street New York, New York 10055	Common Stock	2,920,560(1)	12.23
Dimensional Fund Advisors LP. Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	Common Stock	1,908,972(2)	7.99
Magnetar Financial LLC and affiliates 1603 Orrington Ave. Evanston, Illinois 60201	Common Stock	1,321,345(3)	5.53
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Common Stock	1,264,454(4)	5.30

(1)
BlackRock, Inc. reported sole voting power with respect to 2,871,335 of such shares and sole dispositive power with respect to 2,920,560 shares in its report on Schedule 13G filed January 19, 2018.

(2)
Dimensional Fund Advisors LP reported sole voting power with respect to 1,908,972 of such shares and sole dispositive power with respect to 1,999,295 shares in its report on Schedule 13G filed February 9, 2018. Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and disclaims beneficial ownership of all securities reported in such Schedule 13G.

(3)
Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz and certain of its affiliates reported shared voting power and shared dispositive power with respect to all of such shares on its Schedule 13D filed April 9, 2018. In addition, the Schedule 13D discloses that Magnetar Financial LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and the identification and classification of the affiliated investment funds and the subsidiaries which acquired the shares being reported on therein are set forth therein.

(4)
The Vanguard Group reported sole voting power with respect to 24,679 of such shares, sole dispositive power with respect to 1,237,400 and shared dispositive power with respect to 27,054 shares in its report on Schedule 13G filed February 9, 2018.

The following table sets forth information as of April 4, 2018 with respect to each class of our capital stock beneficially owned by our named executive officers, directors and nominees for director, and by all our executive officers, directors and nominees for director as a group:
Name	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Matthew W. Morris	Common Stock	325,164(2)	*
David C. Hisey	Common Stock	19,400(3)	*
John L. Killea	Common Stock	11,570(4)	*
David A. Fauth	Common Stock	10,397(5)	*
Patrick H. Beall	Common Stock	6,883(6)	*
Arnaud Ajdler	Common Stock	6,576	*
Thomas G. Apel	Common Stock	29,778	*
C. Allen Bradley, Jr.	Common Stock	1,700	*
James Chadwick	Common Stock	33,598(7)	*
Frederick H. Eppinger	Common Stock	2,669	*
Glenn C. Christenson	Common Stock	44,576(8)	*
Robert L. Clarke	Common Stock	50,712	*
Clifford Press	Common Stock	2,929	*
All executive officers, directors and nominees for director as a group (12 persons)	Common Stock	545,952	2.29
The mailing address of each director and executive officer shown in the table above is in care of Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

*
Less than 1%.

(1)
Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.

(2)
Includes 9,352 shares of restricted stock. The amount shown does not include 52,876 shares underlying performance based awards and 27,693 unvested restricted stock units as set out in the Outstanding Equity Awards table on page 41.

(3)
All shares of stock are restricted. The amount shown does not include 5,542 shares underlying performance based awards and 20,769 unvested restricted stock units as set out in the Outstanding Equity Awards table on page 41.

(4)
Includes 2,628 shares of restricted stock. The amount shown does not include 10,726 shares underlying performance based awards and 30,052 unvested restricted stock units as set out in the Outstanding Equity Awards table on page 41.

(5)
Includes 2,019 shares of restricted stock. The amount shown does not include 7,930 shares underlying performance based awards and 6,351 unvested restricted stock units as set out in the Outstanding Equity Awards table on page 41.

(6)
Includes 1,733 shares of restricted stock. The amount shown does not include 6,804 shares underlying performance based awards and 5,451 unvested restricted stock units as set out in the Outstanding Equity Awards table on page 41.

(7)
Mr. Chadwick is a portfolio manager of Merlin Partners LP and Ancora Catalyst Fund, LP, which own 40,000 and 45,000 shares, respectively, of the Company’s Common Stock. Mr. Chadwick disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)
Mr. Christenson indirectly owns the reported shares through the Christenson Family Trust.

Section 16(a) Beneficial Ownership Reporting Compliance
Each of our directors and certain officers are required to report to the U.S. Securities and Exchange Commission (the ‘‘SEC’’), by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater-than 10% beneficial owners were met during 2017, except as follows: Mr. Morris failed to timely file one report covering one transaction related to his 401(k) holdings.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
At our 2018 Annual Meeting, our stockholders will elect nine directors, constituting the entire Board of Directors. The Chairman of the Board is elected by the Board following the annual meeting of stockholders.
Director Nominees
The following persons have been nominated by the Board of Directors for election as directors by our Stockholders. The persons named in your proxy intend to vote the proxy for the election of each of these nominees, unless you specify otherwise. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the 2018 Annual Meeting, your proxy will be voted for another nominee, or other nominees, selected by our Board of Directors.
Nominee, Age and Position with Stewart	Director Since
Thomas G. Apel, 57, Director and Chairman	2009
Arnaud Ajdler, 43, Director	2014
Glenn C. Christenson, 68, Director	2014
James Chadwick, 44, Director	2015
Robert L. Clarke, 75, Director	2004
Matthew W. Morris, 46, Director and Chief Executive Officer	2016
Clifford Press, 64, Director	2016
C. Allen Bradley, Jr., 66, Director	2016
Frederick H. Eppinger, Jr., 59, Director	2016
Each of the nine nominees was elected as a director at our 2017 annual meeting of stockholders.
Mr. Arnaud Ajdler has served as the managing partner of Engine Capital L.P., a value-oriented investment firm focused on companies going through changes, since February 2013. Mr. Ajdler has served as a director of Destination Maternity Corporation (NASDAQ: DEST), the world’s largest designer and retailer of maternity apparel, since March 2008, and as Non-Executive Chairman of its board of directors since February 2011. He has also served as a board member of Startek, Inc. since May 2015. He was previously a partner at Crescendo Partners, a value-oriented activist investment firm, from 2005 to 2013. Mr. Ajdler is also an adjunct professor of Value Investing at the Columbia Business School. Previously, Mr. Ajdler served as a director of Charming Shoppes, Inc. from 2008 until June 2012; O’Charley’s Inc. from March 2012 until April 2012; The Topps Company from August 2006 until October 2007; and Imvescor from July 2013 to March 2016.
Mr. Ajdler received a Bachelor of Science in mechanical engineering from the Free University of Brussels, Belgium, a Master of Science in Aeronautics from the Massachusetts Institute of Technology (MIT) and a Master of Business Administration from Harvard Business School.
Qualifications:   Mr. Ajdler’s significant experience in value-oriented investing offers focused knowledge of businesses and their fundamentals, providing insight on elements that will strengthen the intrinsic value of the Company’s stock. His participation on boards in the retail, restaurant, and consumer-goods industries provides further expertise in management and consumer-facing activities.
Mr. Thomas G. Apel is the Chairman of the Board of Directors. He is Chief Executive Officer of VLN, Inc., a non-conforming mortgage lending operation in Edmond, Oklahoma. He is also a research affiliate with the Massachusetts Institute of Technology (MIT), currently focused on business model taxonomy and IT portfolio strategies. From 2006 until January 1, 2013, Mr. Apel was President of Intrepid Ideas Inc., a product development, technology evaluation, and business strategy-consulting firm for financial services and real estate finance companies. Additionally, from 2006 to September 2009, Mr. Apel served as Chairman of Adfitech, Inc., which filed for bankruptcy along with its parent company Thornburg Mortgage, Inc. in May 2009, and emerged from bankruptcy in 2010.

Prior to 2006, he served as President and Chief Executive Officer of Centex Title and Ancillary Services, and was responsible for management, strategy development and implementation of a highly profitable business unit containing national title, escrow, title insurance and property and casualty insurance operations. His background also includes extensive experience in mortgage lending and related real estate lending operations.
Qualifications:   Mr. Apel has significant knowledge and experience in the mortgage, title, insurance and technology industries, as well as in corporate management, strategy, finance and start-up businesses. His familiarity with mortgage and other real estate lending provides a useful perspective on one of the Company’s essential customer segments.
Mr. C. Allen Bradley, Jr. served as executive chairman of Amerisafe, Inc. from 2005 to 2016. He served at Amerisafe as Chief Executive Officer from 2003 to 2015, president from 2002 to 2008, and Executive Vice President from 2000 to 2002. Mr. Bradley was Amerisafe’s Executive Vice President and General Counsel from 1996 to 2000. As Executive Vice President-Operations from 1994 to 1996, he managed operations for Mor-Tem Systems, Inc.
Mr. Bradley practiced law in Louisiana from 1984 to 1992 and was elected to the Louisiana House of Representatives, where he served as a state representative from 1984 to 1992. He also served on the board of the National Council on Compensation Insurance, Inc. from 2012 to 2016, and is a past board member of Amerisafe, Inc. He earned his Bachelor of Arts at Southeastern Louisiana University. He was awarded his Juris Doctor degree from Louisiana State University.
Qualifications:   Having served for over 24 years in corporate leadership positions, Mr. Bradley has extensive financial, legal, and operational expertise. Given his comprehensive knowledge of the insurance industry and appreciation of the title space, his contributions and insights bring substantial value to the Company.
Mr. James Chadwick began working with Ancora Advisors LLC in 2014. His primary responsibilities are portfolio management and research for the firm’s Alternative Investments. Prior to joining Ancora Advisors LLC, Mr. Chadwick was the Managing Director of the private equity firm Harlingwood Equity Partners, LLC from 2009 through 2013. He previously founded and managed two special situations-focused hedge funds, PCI Partners LLC and Monarch Activist Partners LP. He began his investment career in 1999 working for the pioneering engagement investment fund Relational Investors LLC. At Relational Investors LLC, Mr. Chadwick participated in the fund’s investments in, among others, Aetna, Inc., Prudential, National Semiconductor, Mattel, Dial, and Sovereign Bancorp.
Mr. Chadwick received a Bachelor of Arts with honors from the University of California, Los Angeles.
Qualifications:   Mr. Chadwick’s over 18 years of investment experience with a focus on micro and small cap companies will enable him to provide valued expertise to the Company. The Company benefits not only from his experience in investment activities, which include operating companies, banks and closed-end funds in a wide array of industries, but also from his experience serving as a director of six public companies.
Mr. Glenn C. Christenson has been Managing Director of Velstand Investments, LLC, a private investment management company, since 2004. Between 1989 and 2007, Mr. Christenson held various positions, including Director, Chief Financial Officer, Chief Administrative Officer, and Executive Vice President as well as other management roles at Station Casinos, Inc. (now Red Rock Resorts, Inc.), a gaming entertainment company. Prior to that, Mr. Christenson was a partner of Deloitte Haskins & Sells (now Deloitte & Touche LLP) from 1983 until 1989, with duties including partner-in-charge of Audit Services for the Nevada Practice and National Audit Partner for the Hospitality Industry.
He served as a director of NV Energy from 2007 until 2013, where he served as Chairman of the Audit Committee and as a member of the Compensation and other committees. Mr. Christenson was a director of First American Financial Corporation from 2008 until 2011, where he served as Chairman of the Audit Committee. He served as director of Tropicana Entertainment, Inc. during 2010. Mr. Christenson is a Certified Public Accountant (‘‘CPA’’) and holds an undergraduate degree in Business Administration from Wittenberg University and Master of Business Administration in Finance from The Ohio State University.

Qualifications:   Mr. Christenson’s distinguished career as a CPA and range of roles in financial management provide in-depth understanding of practices and procedures regarding the Company’s financial and risk management interests. His significant experience and honors in the gaming, hospitality, and energy industries offer a unique business perspective to advancing the Company.
Mr. Robert L. Clarke serves as Chair of the Audit Committee. He is Of Counsel to Bracewell LLP, where he founded the law firm’s national and international financial services practice. Mr. Clarke was appointed as U.S. Comptroller of the Currency by President Ronald Reagan in 1985, and served until 1992 under Presidents Reagan and George H. W. Bush. He has extensive experience in bank ownership and operations, and expert knowledge of banking laws, regulations, and supervision, both in the U.S. and internationally.
Mr. Clarke has served as a consultant to the World Bank, and senior advisor to the President of the National Bank of Poland and Director of the Dubai Financial Services Authority. He also serves as an Advisory Director of Mutual of Omaha Bank. Mr. Clarke has previously served as a director and member of the Audit and Nominating and Corporate Governance Committees of the board of directors of Eagle Materials Inc., a NYSE-listed manufacturer of building materials (1994 – 2016), and as Chair of the Risk Committee and member of the Audit Committee of Mutual of Omaha Insurance Company (2006 – 2016). Mr. Clarke is a Trustee Emeritus of Rice University from which he received its Distinguished Alumnus and Gold Medal awards, and continues to serve as a member of its Audit and Public Affairs Committees. Additionally, Mr. Clarke is a Trustee of the Santa Fe Chamber Music Festival and its supporting Foundation, an Advisory Trustee of the Museum of New Mexico Foundation, and a Trustee of the Financial Services Volunteer Corps. He received a Bachelor of Arts in economics from Rice University, and an LL.B. from Harvard Law School.
Qualifications:   Mr. Clarke is a veteran attorney and banking professional with extensive experience in legal, regulatory, and corporate governance matters. His tenure in the U.S. government, along with his in-depth knowledge of banking and finance, provide valued expertise to the Company.
Mr. Frederick H. Eppinger served as President, Chief Executive Officer, and Executive Director for The Hanover Insurance Group from 2003 until his retirement in 2016. Mr. Eppinger was Executive Vice President of Property & Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. from 2001 to 2003. From 2000 to 2001, he served as Executive Vice President of industry services, marketing, and service operations of ChannelPoint, Inc. He also served as a senior partner in the financial institutions group at McKinsey & Company.
Mr. Eppinger served on the board of directors for Hanover Insurance Group from 2003 to 2016. He currently sits on the board of Centene Corporation, a Fortune 500 healthcare company that provides services to government healthcare programs, commercial organizations and other healthcare providers. Mr. Eppinger earned his Bachelor of Arts from the College of the Holy Cross and a Master of Business Administration from Dartmouth.
Qualifications:   Mr. Eppinger has more than 30 years of experience in the insurance industry. As CEO of Hanover Insurance, Mr. Eppinger led the company’s growth from its regional status to a global property/casualty carrier. During his tenure, the company grew its total capital, book value, and earnings power and more than doubled in size.
Mr. Matthew W. Morris was elected Chief Executive Officer (“CEO”) of the Company in November of 2011. Having served for the prior five years as Senior Executive Vice President of the Company, Stewart Title Company, and Stewart Title Guaranty Company, in addition to serving as President of the Shared Services Division, Mr. Morris has an intimate knowledge of the Company and the industry. He provides strategic leadership for the future of the Company, focusing on the people strategy, operational alignment, smart growth and maximizing stockholder value. In 2004, Mr. Morris joined the Company’s executive management team as Senior Vice President, Planning & Development. Additionally, Mr. Morris has served as a director for Cornerstone Strategic Value Fund, Inc., and Cornerstone Total Return Fund, Inc. since November 10, 2017, and is a member of the Audit Committee and Nominating and Corporate Governance Committee for both companies. Previously, he was the Director of a strategic litigation-consulting firm, offering trial and settlement sciences and crisis management.

Mr. Morris received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University, and a Master in Business Administration with a concentration in finance from The University of Texas.
Qualifications:   As a member of the Company’s founding family, with more than 13 years of management tenure, Mr. Morris has intimate knowledge of the Company’s associates, operations, legal and regulatory matters and history. The Company benefits from his business experience, his highly respected leadership and his extensive knowledge of the title industry.
Mr. Clifford Press has been a Managing Member at Oliver Press Partners, LLC, since 2005. He currently serves as a director of Drive Shack, Inc and Quantum Corporation. Mr. Press has recently served as a director of GM Network, Ltd., a private holding company providing internet-based digital currency services and SeaBright Holdings, Inc., a specialty underwriter of multi-jurisdictional workers’ compensation insurance. He co-founded Hyde Park Holdings, Inc., a private investment firm where he served as general partner from 1986 to 2003 and which engaged principally in the ownership and operation of a broad range of industrial manufacturing companies. Mr. Press received his undergraduate degree from Oxford University and earned a Master of Business Administration from Harvard Business School.
Qualifications:   Mr. Press has extensive investment banking and transaction-oriented experience in executing investment strategies. He has more than 25 years of experience investing in a broad range of public and private companies and is an experienced governance-oriented investor.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE
Board of Directors
We are managed by a Board of Directors comprised of nine members, and the majority of the members of the Board of Directors are ‘‘independent’’ within the meaning of the listing standards of the NYSE. Assuming the election of the 2018 director slate set described above, these independent directors are: Thomas G. Apel, Glenn C. Christenson, Arnaud Ajdler, Robert L. Clarke, James Chadwick, Clifford Press, C. Allen Bradley, Jr. and Frederick H. Eppinger. The Board of Directors has determined that none of these directors has any material relationship with us or our management that would impair the independence of their judgment in carrying out their responsibilities to us. In making this determination, the Board of Directors considers any transaction, or series of similar transactions, or any currently proposed transaction, or series of similar transactions, between us or any of our subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of our last three fiscal years.
The roles of Chairman of the Board of Directors and CEO are separate and each role is held by a different individual. The Chairman of the Board of Directors is elected by the Board following the annual meeting of stockholders. As discussed below, the Chairman presides over the regular and any special meetings of our non-management directors. Our non-management directors meet prior to each regularly scheduled Board meeting.
All of our directors shall be elected at the 2018 Annual Meeting and hold office until the next annual election of directors or until his or her successor shall be chosen and shall be qualified, or until his or her death or the effective date of his or her resignation or removal for cause. Currently, the act of a majority of a quorum of the directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or the By-Laws.
The Company has a majority voting standard such that votes cast for any director must exceed the votes cast against such director in an uncontested election. The Company also requires a director who fails to receive a majority vote in an uncontested election to tender his or her resignation. Under the Company’s By-Laws, in a contested election (i.e., where the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such annual meeting of stockholders), the plurality voting standard would apply and a director nominee receiving a plurality of votes cast will be elected as a director. During 2017, the Board of Directors held 4 regular meetings, 16 special meetings, one retreat, and executed 10 consents in lieu of meetings. All directors attended all of such meetings, except that two directors each missed one meeting. For 2018, the Board of Directors will have an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, a Strategic Alternatives Committee and a Transaction Committee. See ‘‘Committees of the Board of Directors’’ below.
The Board has adopted the Stewart Code of Business Conduct and Ethics, Guidelines on Corporate Governance and Code of Ethics for Chief Executive Officers, Principal Financial Officers, and Principal Accounting Officer, each of which is available on our website at http://stewart.com/corporate-governance and in print to any stockholder who requests it. We intend to disclose any amendment to or waiver under our Code of Ethics for Chief Executive Officers, Principal Financial Officers, and Principal Accounting Officer by posting such information on our website. Our Guidelines on Corporate Governance and the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available on our website at http://stewart.com/corporate-governance and in print to any stockholder who requests them. Our Guidelines on Corporate Governance strongly encourage attendance in person by our directors at our annual meetings of stockholders. All of our then elected directors attended our 2017 annual meeting of stockholders.

Director Qualifications
Each of our directors is an individual of high character and integrity, with an inquiring mind, and works well with others. Each director nominee brings a unique background and set of skills to the Board, giving the Board of Directors, as a whole, competence and experience in a wide variety of areas, including insurance, real estate, technology, strategic planning, corporate governance, executive management, accounting, finance, government and international business. For information regarding the qualifications, backgrounds, and experience of our director nominees, please see each nominee’s biographical information set forth in ‘‘Proposal 1’’ above.
Risk Oversight
The Board of Directors has ultimate responsibility for protecting stockholder value. Among other things, the Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and monitoring and measuring management’s performance in implementing the strategy. The Board of Directors works with its committees and management to effectively implement its risk oversight role.
The Audit Committee, with the assistance of management, oversees the risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, our liquidity requirements, cybersecurity protections and procedures, and other exposures to financial risk, and the Company’s enterprise risk management program. The Audit Committee reviews with management, independent accountants, and internal auditors (which internal audit function has been outsourced to Deloitte & Touche LLP) the accounting policies, the systems of internal controls and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit Committee, with the assistance of our legal and human resources departments, also performs oversight of our various conduct and ethics programs and policies, including the Stewart Code of Business Conduct and Ethics, reviews these programs and policies to assure compliance with applicable laws and regulations, and monitors the results of our compliance efforts. To the extent the Audit Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.
The Nominating and Corporate Governance Committee, with the assistance of management, oversees risks associated with administering our Guidelines on Corporate Governance and is responsible for reviewing and making recommendations for selection of nominees for election as directors by the Common Stockholders. To the extent the Nominating and Corporate Governance Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.
The Compensation Committee, with the assistance of management, oversees risks associated with our compensation programs and policies. To the extent the Compensation Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.
Committees of the Board of Directors
For 2018, the Board of Directors will have the following committees (the ‘‘Committees’’): an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, a Strategic Alternatives Committee and a Transaction Committee.
Audit Committee.   The Audit Committee’s duty is to assist the Board of Directors in fulfilling its oversight responsibility of  (i) the integrity of the financial statements of the Company, (ii) the independent registered accountants’ qualifications, independence, and performance, (iii) the Company’s system of controls over financial reporting, performance of its internal audit function and the independent registered accountants, and compliance with ethical standards adopted by the Company, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee has sole authority to appoint or replace our independent registered accountants. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at http://stewart.com/

corporate-governance. The Audit Committee currently consists of Robert L. Clarke (Chair), Glenn C. Christenson, and Frederick H. Eppinger. During 2017, the Audit Committee held 7 regular meetings, at which all members were present, and executed one consent in lieu of meeting. Each of the members of the Audit Committee is ‘‘independent’’ as defined under the listing standards of the NYSE and the Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and the Board of Directors has determined that Messrs. Clarke, Christenson and Eppinger are ‘‘audit committee financial experts’’ as defined in the rules of the SEC. No member of our Audit Committee serves on the audit committees of more than three public companies.
The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.
Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.
Nominating and Corporate Governance Committee.   It is the Nominating and Corporate Governance Committee’s duty to (i) identify individuals who may become Board members or advisory directors, (ii) select or recommend director nominees for the next annual meeting of stockholders, (iii) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, (iv) provide oversight of the Company’s corporate governance, and (v) oversee the evaluation of the Board of Directors, its Committees and management. The Nominating and Corporate Governance Committee currently consists of Clifford Press (Chair), Thomas G. Apel, James Chadwick and C. Allen Bradley, Jr., each of whom is ‘‘independent’’ as that term is defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held 15 meetings during 2017, at which all members were present, except that one member missed one meeting, and executed one consent in lieu of meeting. Our Nominating and Corporate Governance Committee’s charter is available on our website at http://stewart.com/corporate-governance.
Our Guidelines on Corporate Governance require that a majority of our Board of Directors be ‘‘independent’’ as that term is defined in the rules of the NYSE. As described above, a majority of our current Board of Directors is ‘‘independent’’ under the listing standards of the NYSE. In considering candidates for election as independent directors, our Guidelines on Corporate Governance also provide that the Nominating and Corporate Governance Committee shall be guided by the following principles:
•
Each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategic or policy-setting level, or otherwise possess a high level of specialized expertise, and the ability to work well with others. Specialized knowledge and experience that will augment Board effectiveness and support the growth of the Company is also considered.

•
Each director should have sufficient time available to devote to our affairs to carry out the responsibilities of a director and, absent special circumstances approved by the Board; no director should simultaneously serve on the board of directors of more than three public companies. Directors are qualified for service on the Board of Directors only if they are able to make a commitment to prepare for and attend on a regular basis meetings of the Board of Directors and its Committees.

•
Each independent director should be free of any significant conflict of interest that would interfere with the independence and proper performance of the responsibilities of a director. Directors to be nominated for election by our Common Stockholders should not be chosen as representatives of a constituent group or organization; rather each should utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group.

•
Directors should have equity ownership in the Company.

The Board of Directors does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the full Board, the Nominating and Corporate Governance Committee is charged with building and maintaining a Board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating and Corporate Governance Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective, and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us. There are no minimum requirements for nomination.
Each director is required to own an amount of Common Stock equal to a multiple of five times the director’s annual retainer, beginning in 2017. Each director has five years, from the later of their initial election and January 2017, to acquire the required amount of Common Stock. Stock ownership requirements have been designed in such a way that the ability of the Board of Directors to recruit diverse Board candidates will not be impaired, yet Board members will have a strong alignment with stockholders’ interests. Currently, five of the nine directors hold shares in excess of the shares required to meet the ownership guideline.
Pursuant to our By-Laws, the Nominating and Corporate Governance Committee will accept and consider nominations by stockholders of persons for election by our Common Stockholders to our Board of Directors. To be considered for nomination at our 2019 annual meeting of stockholders, stockholder nominations must be received by us no later than February 21, 2019 and no earlier than January 22, 2019. Persons wishing to submit the names of candidates for consideration by the Nominating and Corporate Governance Committee may submit such nominations in writing addressed to the Nominating and Corporate Governance Committee in care of the Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Any such submission should include the candidate’s name, credentials, contact information and consent to be considered as a candidate.
Compensation Committee.   It is the duty of the Compensation Committee to assist the Board of Directors in discharging its responsibilities relating to the Company’s compensation policies, the compensation of the Company’s officers and senior managers, and to produce the required report on executive compensation for inclusion in the Company’s annual proxy statement. The Compensation Committee currently consists of Glenn Christenson (Chair), Arnaud Ajdler, C. Allen Bradley, Jr. and James Chadwick. During 2017, the Compensation Committee held 11 meetings, at which all members were present, and executed 14 consents in lieu of meetings. Our Board of Directors has determined that each member of our Compensation Committee is ‘‘independent’’ as that term is defined under the listing standards of the NYSE.
The Compensation Committee functions pursuant to its charter, which is available on our website at http://stewart.com/corporate-governance. The Compensation Committee’s specific duties and responsibilities include, but are not limited to, the following:
•
Establishing and monitoring the basic philosophy and policies governing the compensation of executive officers, and employees or officers of the Company who are also serving as members of the Board of Directors.

•
Reviewing recommendations submitted by the CEO, then approving and submitting to the Board for formal ratification any decisions with respect to the compensation for executive officers and officers of the Company who also are serving as members of the Board of Directors. These recommendations may include base pay, incentive compensation plans, perquisites, equity-based plans and relevant metrics and target award levels.

•
Approving and submitting to the Board for formal ratification compensation decisions with respect to the compensation plan of the CEO.

•
Recommending a pay-for-performance based CEO compensation plan to the Board of Directors and overseeing administration of the plan, including evaluating the CEO’s performance in light of the goals under the plan.

•
Reviewing and approving employment agreements, severance agreements and change in control agreements with the executive officers and any employees or officers of the Company who are also serving as members of the Board of Directors.

•
Reviewing the overall compensation structure and programs for all employees (including a review of any risks to the Company that may arise from such structure or programs).

•
Approving the equity-based compensation plans of the Company.

•
Reviewing and discussing with management the disclosures in this proxy statement’s Compensation Discussion and Analysis (the ‘‘CD&A’’), making a recommendation to the Board of Directors regarding the inclusion of the CD&A in this proxy statement, and producing a Compensation Committee Report for inclusion in the Company’s proxy statement, each in accordance with the requirements of the SEC.

The Compensation Committee has the sole authority to retain and terminate any independent compensation consultant. The Compensation Committee is responsible for determining the independence of its advisors by taking into consideration all factors relevant to advisor independence, including the factors set forth in the NYSE Listed Company Manual. The Compensation Committee has authority to direct the work of the compensation consultants and establish the consultants’ fees. It may also obtain advice and assistance from other advisors it determines necessary for effective completion of its duties. The Company is required to fund (i) the Compensation Committee’s approved expenses for any independent advisors employed by the Compensation Committee and (ii) any other reasonable expenses incurred by the Compensation Committee.
Strategic Alternatives Committee.   The duty of the Strategic Alternatives Committee is to investigate a broad range of viable transactional opportunities, to engage advisors, and to discuss and negotiate possible strategic transactions. The Strategic Alternatives Committee consists of James Chadwick (Chair), Arnaud Ajdler, and Frederick H. Eppinger.
Transaction Committee.   The duty of the Transaction Committee is to oversee (i) actions taken by the Company and its subsidiaries in connection with obtaining the antitrust and insurance filings and approvals required in connection with the FNF Merger, (ii) the administration of the retention plan contemplated by the FNF merger agreement, (iii) the performance of the Company’s obligations under the merger agreement and (iv) all other actions taken by the Company and its subsidiaries in furtherance of completing the mergers. The Transaction Committee consists of Clifford Press, Glenn Christenson and Fred H. Eppinger.
Compensation Committee Interlocks and Insider Participation
None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.
Sessions of Independent Directors
Our independent directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at those sessions. Persons wishing to communicate with our non-management directors may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Persons wishing to communicate with our other directors may do so by writing in care of the Secretary, Stewart Information Services Corporation, at the same address.

EXECUTIVE OFFICERS
The following table sets forth the names and positions of our executive officers as of April 4, 2018:
Matthew W. Morris	Chief Executive Officer
David C. Hisey	Chief Financial Officer, Secretary and Treasurer
John L. Killea	President, Chief Legal Officer and Chief Compliance Officer
Patrick H. Beall	Group President
David A. Fauth	Group President
Ann M. Manal	Chief Human Resource Officer
John A. Magness	Chief Corporate Development Officer
Brad A. Rable	Chief Information Officer
Below is biographical information for our executive officers:
Matthew W. Morris.   Matthew W. Morris, 46 years old, was elected CEO of the Company in November of 2011. Having served for the prior five years as Senior Executive Vice President of the Company, Stewart Title Company, and Stewart Title Guaranty Company, in addition to serving as President of the Shared Services Division, Mr. Morris has an intimate knowledge of the Company and the industry. He provides strategic leadership for the future of the Company, focusing on the people strategy, operational alignment, smart growth, and maximizing stockholder value. In 2004, Mr. Morris joined the Company’s executive management team as Senior Vice President, Planning & Development. Additionally, Mr. Morris has served as a director for Cornerstone Strategic Value Fund, Inc., and Cornerstone Total Return Fund, Inc. since November 10, 2017, and is a member of the Audit Committee and Nominating and Corporate Governance Committee for both companies. Previously, he was the Director of a strategic litigation-consulting firm, offering trial and settlement sciences and crisis management. Mr. Morris received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University, and a Master in Business Administration with a concentration in finance from The University of Texas.
David C. Hisey.   David C. Hisey, 57 years old, serves as Chief Financial Officer (“CFO”), Secretary and Treasurer of the Company. He leads Stewart’s financial organization and strategy, overseeing financial planning and analysis, accounting, treasury and audit functions, as well as investor relations and property management. As CFO, Mr. Hisey partners with each area of the business to help with their financial and commercial success, focusing on top-line growth and bottom-line margin enhancement. Mr. Hisey has more than 30 years of financial leadership experience and holds a Bachelor of Business Administration magna cum laude in Accounting from James Madison University and is a Certified Public Accountant in the Commonwealth of Virginia.
John L. Killea.   John L. Killea, 62 years old, is the President, Chief Legal Officer and Chief Compliance Officer of the Company. Mr. Killea is responsible for the underwriting, claims, litigation, compliance, corporate governance and regulatory areas for SISCO and its affiliated companies. With more than 36 years of legal experience, Mr. Killea joined the Company in 2000 as Counsel in the claims and agency underwriting areas for Stewart Title Insurance Company (‘‘STIC’’), the Company’s New York underwriter. He has served as Chief Claims Counsel and General Counsel for STIC, and continues to serve as General Counsel for Stewart Title Guaranty Company since his appointment in 2008. He is a member of the executive committee of Stewart Title Guaranty Company and Stewart Title Insurance Company. Killea is also a member of the board of directors of Stewart Title Guaranty Company, Stewart Title Company, Stewart Title Insurance Company and Stewart Title Limited, Stewart’s international underwriter. Mr. Killea received a Bachelor of Arts cum laude from Lafayette College and a Juris Doctorate from Fordham University School of Law. He is a member of the New York State Bar Association and has been admitted to practice in the State of New York and the United States District Court for both the Eastern and Southern Districts of New York.
Patrick H. Beall.   Patrick H. Beall, 62 years old, has been with the Company for more than 30 years. Mr. Beall currently serves as Group President, and is responsible for the Company’s independent title agency network across the United States. In addition, he oversees Mortgage and Title

Services, and technology sales for our independent agency network. Mr. Beall served as Executive Vice President, Senior Director of Agency Operations from January 2014 through December 2014. From December 2008 until December 2013, Mr. Beall was the South Central States District Manager for Agency Operations, with direct and indirect responsibility for the Company’s independent agency network in 22 states. Mr. Beall has served as President of two affiliated entities, Professional Real Estate Tax Service and Baca Landata, since joining the Company in 1986. He is currently a member of the American Land Title Association’s Board of Governors, and serves on the association’s Best Practices Executive Committee and the Underwriter Section Executive Committee. Additionally, he is a member of the Texas Land Title Association (TLTA) and serves on the association’s finance committee; he is also a former member of the Oklahoma Land Title Association’s board of directors. He attended the University of Oklahoma in Norman.
David A. Fauth.   David A. Fauth. David A. Fauth, 56 years old, serves as Group President, responsible for direct operations in the Western Region. In this role, Mr. Fauth is responsible for leading our efforts to improve revenue and market share, facilitate regulatory compliance, and offer greater adaptability to meet changing customer needs. Mr. Fauth’s more than 30 years of title industry experience include sales, escrow, and production. A Stewart associate since 1985, he was previously Group Senior Vice President, overseeing direct operations in the Midwest, Mid-Atlantic, and Northeast; Group Vice President — Midwest states; Minnesota state manager; Minnesota Division President; and Oregon Division President. Mr. Fauth received a Bachelor of Arts in Business Administration with a minor in economics from Bethel University.
Ann M. Manal.   Ann M. Manal, 51 years old, is the Chief Human Resource Officer (‘‘CHRO’’) of the Company. Ms. Manal is responsible for the people side of the business focusing on driving business results through talent solutions. With more than 25 years of experience, Ms. Manal joined the Company in 2016 after a career in human resource consulting focusing on financial services, consumer products and energy industries. Ms. Manal received her Bachelor of Business Administration from Golden Gate University in San Francisco.
John A. Magness.   John A. Magness, 58 years old, serves as the Chief Corporate Development Officer, and drives revenue growth, organizational expansion, strategic recruitment and acquisitions for Stewart, as well as provides strategic oversight to Stewart’s U.S. Direct Operations. Prior to joining Stewart, Mr. Magness most recently served as President of Old Republic Title where he led all revenue-producing efforts for direct and agency operations, commercial operations, technical service operations and entities in the title group. Mr. Magness is well-respected in the industry, with deep knowledge and a strong track record from nearly 35 years in title insurance and real estate. His extensive leadership experience allows for rapid expansion, effective management of potential acquisitions and continued growth opportunities. Mr. Magness works across all business lines to increase market share, maximize profitability and support Stewart’s 2020 Game Plan. His specific concentration on enhancing Stewart’s branch offices strengthens the support and resources delivered to Direct Operations associates and customers. Mr. Magness holds a Bachelor of Business Administration in Marketing from the University of Houston and is a member of the American Land Title Association.
Brad A. Rable.   Brad Rable, 51 years old, serves as Chief Information Officer (“CIO”) for the Company. A veteran IT leader and executive with significant experience in developing major initiatives, Mr. Rable is responsible for all areas of digital business enablement, enterprise technology solutions, enterprise title fulfillment shared services, and related strategies. Prior to joining Stewart, Mr. Rable was an executive partner with Gartner Executive Programs. He previously served as Executive Vice President, CIO, and Chief Strategy Officer for AIG/United Guaranty, leading the technology and product development divisions, as well as the innovation team that launched the AIG Mortgage Advisory Company. Mr. Rable received a Master of Arts in computer information resource management from Webster University, Missouri, and a Bachelor of Science in management information systems from Bowling Green State University, Ohio.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The following Compensation Discussion and Analysis (‘‘CD&A’’) describes the Company’s executive compensation program in 2017. The program’s objective is to maintain a strong pay-for-performance culture in order to attract, retain and motivate the key leaders who serve our Company and our stockholders. The following pages explain the process, objectives and structure of the executive compensation decisions undertaken by our Compensation Committee and our Board of Directors for 2017. This CD&A is intended to be read in conjunction with the tables beginning on page 37 below, which provide detailed historical compensation information for our Named Executive Officers (‘‘NEOs’’). For 2017, our NEOs were:
Named Executive Officer (NEO)	Title
Matthew W. Morris	Chief Executive Officer
J. Allen Berryman	Chief Financial Officer, Secretary and Treasurer
David C. Hisey	Chief Financial Officer, Secretary and Treasurer
John L. Killea	President, Chief Legal Officer and Chief Compliance Officer
Patrick H. Beall	Group President
David A. Fauth	Group President
NOTE: Mr. Hisey was hired on September 1, 2017 and Mr. Berryman retired on October 31, 2017.
Executive Summary
We are committed to providing value to our stockholders. While we acknowledge the strong support for our compensation programs expressed in our 2017 Say on Pay Vote, we continue to dedicate significant efforts to ensure our executive compensation programs evolve with our long-term business strategy, feedback from our stockholders, and market best practices. We are confident that the discussion below makes it clear that we maintain an executive compensation program that aligns the interests of our executives with those of our stockholders.
2017 Business Highlights and Performance
We remain focused on growing our core retail title operations and increasing our commercial market share. To support these goals, we made several executive appointments during 2017 to strengthen our management team. We hired John A. Magness as Chief Corporate Development Officer to provide strategic oversight to our direct operations and to expand our business in target markets. Mr. Magness brings over 35 years of title-industry knowledge to Stewart. In addition, we hired David C. Hisey, a real-estate industry veteran, as Chief Financial Officer, Secretary and Treasurer to replace Allen Berryman who announced his retirement in early 2017. We also expanded the role of John L. Killea, President, Chief Legal Officer and Chief Compliance Officer, to include that of President of Stewart. These executive leadership changes will enhance our existing management team and enable Stewart to leverage the operational foundation that we have been working to improve. Additionally, we made several acquisitions during the year and hired revenue tied employees to increase our revenue base as we headed into 2018. Finally, our Board of Directors formed a Strategic Alternatives Committee to consider business combinations, acquisitions and other potential strategic alternatives involving the Company as part of our ongoing efforts to strengthen our overall business and enhance value for our stockholders. This strategic alternatives review process culminated in March 2018 with our agreement to enter into the FNF Merger.
During 2018, we expect to make significant progress in production system technology improvements that will result in meaningful cost efficiencies in the coming years. We successfully replaced revenue-producing staff that departed in the second quarter of 2017, with seasoned industry associates. Combined with our core title acquisitions in 2017 and 2018, we expect to have replaced revenue lost due to the employee departures. We also focused on managing employee and other operating costs in 2017 and will continue to do so in 2018. Title losses and cash claims payments remained low throughout 2017 and we expect to lower loss provisioning rates into 2018.
Other matters of note for the year include:
•
2017 total revenues declined approximately 2.5 percent to $1.96 billion as a result of declines in revenues from our Direct Operations segment due to revenue attached departures previously discussed during our earnings calls, as well as lower ancillary services revenues due to exiting our loan file review, quality control services and government services units in 2016.

•
2017 EBITDA, adjusting for non-operating and non-recurring charges and credits (as detailed in our fourth quarter 2017 earnings release), declined 9 percent to $112.8 million while total operating revenues declined 2.7 percent.

•
Our title segment’s full year 2017 pretax earnings were $103.4 million compared to $139.1 million in 2016.

•
Our ancillary services and corporate segment pretax loss improved to $28.3 million from a loss of  $51.1 million in 2016. The December 2016 sale of the government services and loan file review and audit operations, along with lower corporate expenses in 2017 improved segment results.

•
Our total 2017 commercial revenues improved 9.3 percent from the prior year, driven by domestic strength across multiple geographies and an increased contribution from our international operations.

•
We generated $108.1 million of operating cash flow in 2017, a decline of 12.1 percent from 2016, due to lower net income and an increase in receivables, partially offset by lower cash claims payments.

•
We closed 2017 on a positive note, reporting fourth quarter pretax earnings (as detailed in our fourth quarter earnings release) of  $17.5 million, representing a pretax margin on the incremental revenues of 60 percent.

We paid a total of  $1.20 per share in cash dividends to common stockholders during 2017 and 2016.
We continue to generate significant growth in stockholder value, with a five-year total return to stockholders of 76%, which is at the 50th percentile of our comparator group.

Five Year STC and Performance Comparator Group Total Return
12/30/2012 to 12/29/2017
250%
200%
150%
100%
50%
0%
-50%
Total Shareholder Return - Indexed to 12/30/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/30/2016
12/29/2017
72%
79%
88%
88%
43%
47%
17%
3%
11%
-1%
-20%
-18%
Pay Comparator Group 75th Percentile 232%
STC 76%
Pay Comparator Group Median 76%
Pay Comparator Group 25th Percentile 17%

CEO Pay At-A-Glance
The majority of CEO pay is variable and linked to drivers of financial performance or growth in stockholder value. The chart below shows the elements of CEO total direct compensation (base salary, annual bonus, and grant date or target value of annual equity grants) for the past three years.
As shown, for each year in the chart below, CEO total direct compensation has a significant variable compensation component equal to 70% to 80% during the three year period from 2015 to 2017. Our annual short-term incentive plan (‘‘STI’’) is tied to annual operational and financial performance, while our long-term incentive plan (‘‘LTI’’) is tied to long-term financial and stock price performance.
Response to 2017 ‘‘Say on Pay’’ Vote and Program Changes
Similar to 2016, an overwhelming majority of the votes on our 2017 Say on Pay proposal were cast in favor of the proposal. Specifically, 98.1% of shares were voted in favor of our Say on Pay proposal. The Compensation Committee interprets this strong level of support as affirmation of the overall structure of our program and our approach to making compensation decisions. As our business continues to evolve, we are committed to the continuous improvement of our program to ensure alignment with our business priorities, leadership strategy and stockholder interests.
In addition, 79.7% of our shareholders indicated a preference to retain our practice of annual advisory Say on Pay balloting as opposed to less frequent balloting.
Our Executive Compensation Practices
Below we highlight our key executive compensation practices, both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ interests.

What We Do	What We Don’t Do
Performance-based short-term and long-term compensation	No share recycling under our long-term incentive plan
Heavy emphasis on variable pay	No excise tax gross-ups upon change in control
Double-trigger vesting of cash severance payments upon change in control	No repricing of underwater stock options
Clawback policy	No hedging transactions or short sales by executive officers or directors permitted
Equity ownership guidelines	No significant perquisites
Independent compensation consultant
Regular review of share utilization
What Guides Our Program
Compensation Philosophy and Objectives
Stewart’s executive compensation structure follows a ‘‘pay-for-performance’’ philosophy designed to create stockholder value by rewarding the achievement of our long-term goals and short-term goals that drive long-term results. Each executive’s pay-for-performance compensation package represents a fair and competitive compensation arrangement to promote a meaningful work experience including personal fulfillment, competitive pay and job security.
Our executive compensation program rewards enhanced financial performance of the Company and maximizes stockholder value by aligning short-term and long-term interests of our executive officers with those of our stockholders. The program is designed to better serve our stockholders by rewarding strategic performance, including growing revenue, reducing costs, enhancing service and responding to regulatory requirements.
Our Company’s programs are intended to:
•
Attract, retain, and motivate individuals of outstanding ability in key executive positions;

•
Create superior stockholder value by rewarding strong business performance aligned with Company strategies;

•
Ensure performance-based compensation does not encourage excessive risk taking; and

•
Focus executives on both the short- and long-term Company performance goals.

Our executive compensation also is intended to be market competitive. For 2017, the Compensation Committee approved ‘‘total direct compensation’’ for each executive officer consisting of base salary, target short-term incentive compensation and target long-term incentive compensation. The intent is for total direct compensation to be competitive among the comparator group, specifically targeting the comparator group median. The Compensation Committee also considers historical and individual circumstances, including tenure, experience, individual performance, retention factors and the availability of comparable data for each position.
The Compensation Committee believes the majority of executive officer compensation should be ‘‘at-risk,’’ with the realized value heavily dependent upon the Company’s financial, operational and stockholder return performance. We believe executive officers should be rewarded appropriately for their efforts when financial performance meets or exceeds established objectives. Likewise, incentive compensation may be reduced or eliminated if performance does not meet established goals.
Incentive compensation is designed to appropriately balance annual results and the Company’s sustained, multi-year success. Short-term awards primarily are payable in cash, while long-term awards are equity-based.

Implementing the Philosophy
To provide NEOs with compensation that is competitive, and also reasonable from a stockholder perspective, target pay levels generally fall within the median range for the comparator group. Our NEOs then have the opportunity to earn realized compensation in excess of the median in return for exceeding performance goals.
•
Base salary for an NEO is established after considering external market rates, executive officer performance, Company performance, experience and internal equity.

•
Short-term incentives (STI) are designed to motivate NEOs to achieve key annual objective measures of financial performance, operating performance and key individual and Company-wide strategic goals. Consistent with our philosophy, short-term incentive awards are linked to specific annual improvement and operational excellence metrics.

•
Long-term incentive (LTI) plan grants further incent NEOs to enhance stockholder value. Our long-term incentive program’s equity-based awards, multi-year vesting and pre-established performance conditions align NEO interests with those of our stockholders. Alignment is also reinforced through share ownership guidelines.

Our NEOs and executive officers are eligible for additional benefits and limited perquisites in line with market practice, as well as the same health and welfare benefits available to our general employee population.
Pay Mix
The core principle of our executive officer compensation philosophy is to pay-for-performance. Accordingly, our executive officer compensation program is heavily weighted toward ‘‘at-risk’’ performance-based compensation. We have three elements of target total direct compensation: base salary, short-term incentive target opportunity and long-term incentive target opportunity. As illustrated in the chart below, in 2017, 75% of target total direct compensation to our CEO was variable and at risk, while 58% of other NEO (1) compensation was variable and at-risk.
2017 Target Total Direct Compensation

(1)
For this comparison chart, the Other NEOs consist of only the NEOs who were employed a full year: Messrs. Killea, Beall, and Fauth. Mr. Killea’s retention long-term incentive grant is included in this calculation.

The Decision Making Process
The Compensation Committee, management and the Committee-retained independent compensation consultant collaborate in designing the executive officer compensation plan with the shared goal of developing and implementing a plan which will assist the Company in the accomplishment of its strategic objectives, fairly reward executive officers, and be stockholder friendly — as discussed below.

The Role of the Compensation Committee
The Compensation Committee oversees the executive officer compensation program and is comprised solely of independent, non-employee members of the Board of Directors. Details of the Committee’s authority and responsibilities are specified in its Charter and is available at http://www.stewart.com/en/investor-relations/corporate-governance.
The Compensation Committee determines the components and amount of compensation for our NEOs and other executive officers and provides overall guidance for employee compensation policies and programs. The Committee retains an independent compensation consultant who provides relevant information and best practice advice. The Compensation Committee reviews and sets the compensation of the CEO, evaluates CEO performance and compensation in executive session without management present, and consults with the CEO for compensation recommendations for other executive officers. The CEO’s recommendations are based upon the achievement of targeted metrics, the performance of the individual’s respective business or function and employee retention considerations. The Compensation Committee reviews current compensation best practices with its independent compensation consultant, considers our CEO’s recommendations and approves in its sole discretion any compensation changes affecting our executive officers.
The Role of Management
Members of management assist the Compensation Committee by providing individual and aggregate pay recommendations that management believes recognize individual contribution and provide market-competitive compensation for executive officers consistent with the Company’s compensation philosophy. As part of this process, management collaborates with the Compensation Committee regarding the information provided on market trends, potential compensation plan designs, and industry trends, before making recommendations to the Compensation Committee. In support of 2017 compensation plans, management:
•
Recommended base salaries and incentive target levels for executive officers other than the CEO; and,

•
Proposed incentive metrics and targeted performance levels for the short- and long-term incentive plans.

At the end of the 2017 performance year, management reviewed metric-based performance relative to expectations in 2017 of each executive officer, and the CEO presented recommendations regarding short-term incentive and long-term incentive award payouts for each of the executive officers besides himself.
The Compensation Committee reviews and discusses management’s recommendations in executive session in conjunction with its independent compensation consultant, when making compensation decisions or recommendations to the full Board.
The Role of the Compensation Consultant
For the 2017 plan year, the Compensation Committee engaged Board Advisory, LLC to assist in providing a comprehensive assessment of its executive officer compensation programs. The Compensation Committee retained the sole authority to select, retain, terminate, and approve fees and other retention terms of the relationship with Board Advisory.
The Committee’s compensation consultant provides various executive officer compensation services to the Compensation Committee. Generally, these services include advising the Compensation Committee on the principles of our executive officer compensation program and providing market information and analysis regarding the competitiveness of our program design and award values in relation to performance. In addition, the consultants attended meetings of the Compensation Committee, as requested by the Compensation Committee Chair.
The NYSE has adopted guidelines for compensation committees to consider when identifying compensation Committee advisor independence. The Compensation Committee reviewed these guidelines and determined that Board Advisory is an independent consultant under these guidelines.

Board Advisory performs no services for the Company other than those specific to Board Committee assignments regarding executive officer and non-employee director compensation.
Our management communicated with the consultant, and provided data to the consultant regarding our executive officers, but did not direct the consultants’ activities.
Benchmarking and Pay Comparison
When considering our compensation practices and levels, the Compensation Committee reviews the compensation practices and pay levels of a comparator group companies to determine market levels. Since there are only four publicly held title insurance companies, and two of those are substantially larger than Stewart, a comparator group was established by the Committee that reflects companies of comparable size who share a comparable labor market. The Compensation Committee periodically reviews the composition of this group to ensure that the companies in the group are relevant for comparative purposes and that the companies in the group have executive officer positions with responsibilities and scope similar to ours. In order to identify an appropriate comparison group, the Compensation Committee and their independent compensation consultant reviewed data for potential comparators relating to revenue, including the role of agency revenue, market capitalization, and sector within the insurance industry. The Compensation Committee also considered business focus (such as title companies, property/casualty insurance companies, reinsurance companies, and similar companies within the insurance sector) and the relevance of the company as a comparator based on a ‘‘comparator of comparators’’ comparison (including comparator companies of the other publicly-held title companies).
During 2016 the Committee established the following comparator group for purposes of pay comparison (adjusted in 2017 for comparator companies no longer publicly traded).
Company	Market Capitalization ($M)	Revenue ($M)
Ambac Financial Group, Inc.	$668.4	$506.1
Argo Group Int’l Hldgs, Ltd.	$1,745.2	$1,554.6
Aspen Insurance Hldgs Ltd	$2,182.7	$2,645.1
Donegal Group Inc.	$437.9	$688.4
EMC Insurance Group Inc.	$573.7	$658.8
Employers Holdings, Inc.	$1,316.7	$779.8
Horace Mann Educators Corp	$1,667.4	$1,171.5
Infinity Property & Casualty	$1,060.4	$1,538.7
Kemper Corporation	$2,971.3	$2,521.9
Maiden Holdings, Ltd.	$592.4	$2,731.6
MBIA Inc.	$671.8	$294.0
Mercury General Corp	$2,399.8	$3,416.0
MGIC Investment Corp	$5,210.2	$1,066.1
National General Holdings	$1,992.6	$3,550.1
Navigators Group, Inc.	$1,444.2	$1,197.5
ProAssurance Corporation	$2,750.9	$870.2
Radian Group Inc.	$4,521.3	$1,221.6
RLI Corp.	$2,686.8	$814.4
Safety Insurance Group	$1,112.6	$819.8

Company	Market Capitalization ($M)	Revenue ($M)
Selective Insurance Group	$3,369.6	$2,470.0
State Auto Financial Corp	$1,225.7	$1,405.4
United Fire Group, Inc.	$1,037.9	$1,136.9
Pay Comparator Group Median	$1,555.8	$1,184.5
Stewart Information Services, Inc.	$968.5	$1,955.7
Stewart Information Services, Inc. Percentile Rank within Group	23rd	84th
Executive Compensation Risk Management
The Compensation Committee does not believe that the Company’s compensation policies and practices encourage excessive or unnecessary risk-taking by our executive officers and other employees. In fact, the Compensation Committee believes that our compensation program is designed with an appropriate mix of compensation to mitigate these risks. Practices include:
•
Setting base compensation for executive officers within reasonable ranges of our competitive market and rewarding executive officers through our short-term incentives and long-term incentive plans for exceptional performance when the Company outperforms, which we believe aligns management’s interests with stockholders’ interests;

•
Utilizing financial, operational and individual performance measurements under the short-term incentive plan that require both objective and subjective performance determinations, with discretion retained by the Compensation Committee to consider any imprudent risk assumption that led to short-term gains and adjust the awards produced under such plan accordingly;

•
Incorporating performance-based long-term incentives, which encourage consistent behavior and reward long-term, sustained performance of the Company;

•
Prohibiting trading of derivatives or hedging by executive officers and directors, as required in the Company’s Security Trading and Investment Policy;

•
Employing a clawback policy to recover any wrongfully earned performance-based compensation, including stock-based awards, which is designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct;

•
Regularly benchmarking our current compensation practices, policies and pay levels with our pay comparator group;

•
Requiring a mandatory forfeiture of grants of unvested equity upon a termination by the Company for cause; and

•
Ensuring that our executive officer compensation program is overseen by a Committee of independent directors, who are advised as needed by both internal and external risk experts.

Elements of 2017 NEO Compensation
Base Salaries
The Company pays an annual base salary to each NEO in order to provide them with a fixed rate of cash compensation during the fiscal year. In establishing base salaries, the Compensation Committee considers a variety of factors, including internal pay equity, operational performance as it relates to an executive officer’s level of duties and responsibilities applicable to the position held, and historical compensation information. We believe that this is critical to motivate and retain our executive officers who each have leadership talents and business expertise that make them attractive to other companies.
In connection with its annual review of executive officer compensation, the Compensation Committee increased certain NEO’s base salaries, effective January 1, 2017, except where otherwise noted. These increases reflected the Compensation Committee’s evaluation of market data and the performance of the executive officers. The base salaries of each NEO are shown in the table below:
NEO	2016 Base Salary ($)	2017 Base Salary ($)	% Change
Matthew W. Morris	$550,000	$600,000	10%
J. Allen Berryman(1)	$375,000	$375,000	0%
David C. Hisey(2)	N/A	$450,000	N/A
John L. Killea(3)	$375,000	$450,000	20%
Patrick H. Beall	$300,000	$315,000	5%
David A. Fauth	$350,000	$367,000	5%

(1)
Mr. Berryman retired on October 31, 2017.

(2)
Mr. Hisey was hired on September 1, 2017.

(3)
Mr. Killea’s base salary increased from $375,000 to $390,000 on January 1, 2017. It was then increased from $390,000 to $450,000 on November 6, 2017 when he took on his new expanded role.

Short-Term Incentives
Short-Term Incentive Plan for 2017
The Compensation Committee believes short-term incentive compensation is a necessary component in providing a competitive pay opportunity. Further, we believe our short-term incentive approach reinforces to our executive officers the importance of meeting our financial and strategic objectives.

Setting Target Award Opportunities
The Compensation Committee established a target award amount for each NEO as a percentage of base salary. This target is used at the end of the year as the base point for determining any actual award earned. The Compensation Committee sets the target award opportunities based on each NEO’s level of responsibilities and ability to impact our business results, as well as relative to benchmark pay data, as outlined on page 24. The 2017 target award opportunities were as follows:
NEO	Base Salary	Short-Term Incentive Target (as a % of Base Salary)	Short-Term Incentive Target ($)
Matthew W. Morris	$600,000	100%	$600,000
J. Allen Berryman	$375,000	50%	$187,500
David C. Hisey(1)	$450,000	N/A	$300,000
John L. Killea(2)	$450,000	50%	$199,654
Patrick H. Beall	$315,000	60%	$189,000
David A. Fauth	$367,000	75%	$275,250

(1)
As part of the negotiations to attract Mr. Hisey to the Company, his employment contract had a 2017 target short-term incentive amount of  $300,000 and a guaranteed minimum payout of $150,000. Effective January 1, 2018, his short-term incentive target is 100% of base salary.

(2)
Mr. Killea’s base salary increased from $390,000 to $450,000 on November 6, 2017 when he took on his new expanded role. As a result, his short-term incentive amount will be calculated based on his actual base salary amount paid during 2017 ($399,308). Effective January 1, 2018, his short-term incentive target has increased from 50% to 100% of base salary.

2017 Performance Metrics, Goals, Results and Bonus Payouts
The Compensation Committee established performance goals for each NEO for 2017, as well as the applicable weight for each of the goals, based on their respective roles within the organization. For our CEO, CFO, and President and Chief Legal Officer, short-term incentive bonus payouts are 100% dependent on the achievement of corporate goals. For our other NEOs’, short-term incentive bonus payouts are dependent on the achievement of the same corporate goals as the CEO, but are further balanced with business-specific goals that are more closely tied to their roles within their business unit or organization.
For 2017, our goals were based upon our internal business plan, including specific tactics to support our strategy.
For each goal, the achievement of threshold performance results in a payout multiple of 25% of target, and the achievement of maximum performance results in a payout multiple of 225% of target. Performance below threshold levels results in no payout for that incentive component.
The following tables provide a breakdown of targeted award opportunities, metrics utilized to determine short-term incentive payout, performance levels, performance results, and the actual short-term incentive payout as a percent of the target amount indicated in the table above for each NEO. Performance range numbers are rounded. A description of each goal is provided in a table below.

Corporate Performance Goals (CEO, CFO, President & Chief Legal Officer)
Goal Weight	Goal	Performance Range			2017 Result	Payout as % of Target
		Minimum	Target	Maximum
33%	EBITDA (000’s)	$111,347	$159,067	$206,787	$102,196	0%
33%	Pre-Tax Margin	4.49%	6.41%	8.33%	3.73%	0%
33%	ROE	7.36%	10.51%	13.66%	7.11%	0%
					Total	0%
Business Unit Performance Goals & Weighting (Group Presidents)
Group President, Agency Operations & Mortgage Services
Goal Weight	Goal	Performance Range						2017 Result		Payout as % of Target
		Minimum		Target		Maximum
30%	EBITDA (000’s)		$111,347		$159,067		$206,787		$102,196	0%
15%	Pre-Tax Margin		4.49%		6.41%		8.33%		3.73%	0%
15%	ROE		7.36%		10.51%		13.66%		7.11%	0%
15%	Agency EBITDA		$61.6M		$88M		$114.4M		$79.9M	74%
15%	Mortgage EBITDA	-$	12.3M	-$	9.5M	-$	6.6M	-$	16.7M	0%
5%	Agency Operating Revenue		$147M		$210M		$273M		$188M	77%
5%	Mortgage Operating Revenue		$88M		$125.7M		$163.4M		$94.4M	38%
									Total	17%
Group President, Direct Operations
Goal Weight	Goal	Performance Range			2017 Result	Payout as % of Target
		Minimum	Target	Maximum
30%	EBITDA (000’s)	$111,347	$159,067	$206,787	$102,196	0%
15%	Pre-Tax Margin	4.49%	6.41%	8.33%	3.73%	0%
15%	ROE	7.36%	10.51%	13.66%	7.11%	0%
30%	Unit(1) Modified EBITDA	$43.5M	$62.2M	$80.8M	$4.7M	0%
10%	Unit(1) Operating Revenue	$436.2M	$623.1M	$810.1M	$536.7M	65%
					Total	7%

(1)
The business unit for Mr. Fauth, the Group President, Direct Operations includes Title & Escrow Fulfillment Services, Direct Operation Core Retail and Relocation Services.

The table below provides details on each of these goals.
Goal	Description
EBITDA
Modified EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated by adjusting EBITDA to remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items, as determined by the Compensation Committee, from EBITDA.

Pretax Margin
Modified Pretax Margin is calculated by dividing modified pretax profits by modified gross revenues. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Compensation Committee.

Return on Equity (ROE)
Modified Return on Equity is calculated by dividing modified net income attributable to Company by modified average stockholders’ equity, which is calculated by subtracting accumulated other comprehensive income and accumulated non-controlling interest from stockholders’ equity. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Compensation Committee.

Operating Revenue	Modified Operating Revenues is calculated by subtracting the effects of Non-Recurring Items from Operating Revenues.
In light of overall company and individual business unit performance in 2017, the Compensation Committee, as permitted by the short-term incentive plan, determined that no amount should be paid under the plan’s terms.
2017 Discretionary Retention Bonuses and Other Payments
On December 29, 2017, the Compensation Committee awarded discretionary cash payments to the NEOs below, as also reflected in the “Bonus” column (d) of the Summary Compensation Table on page 37. The Compensation Committee determined the amount of the awards in executive session without management present, after consulting with the CEO concerning NEOs other than himself and after reviewing preliminary financial, strategic and operational results for 2017. The awards are intended to recognize the unique situation of the Company and its leadership in 2017 and 2018 during the strategic review, balancing recognition for achieving difficult strategic and operational objectives while realizing unsatisfactory 2017 financial results.
NEO	Amount
Matthew W. Morris(1)	$300,000
David C, Hisey(2)	$150,000
John L. Killea(3)	$300,000
Patrick H. Beall(4)	$189,000
David A. Fauth(5)	$68,800

(1)
The amount paid to Mr. Morris is a discretionary bonus tied to a clawback agreement, whereby if the executive’s employment with Stewart is terminated by Stewart for Cause, or by the executive for any reason, within one year from the date the bonus is paid, the executive shall become immediately liable for and obligated to repay to Stewart the full amount of the bonus.

(2)
The total for Mr. Hisey reflects a payment of  $150,000 as a discretionary bonus tied to a clawback agreement. If the executive’s employment with Stewart is terminated by Stewart for Cause, or by the executive for any reason, within one year from the date the bonus is paid, the executive shall become immediately liable for and obligated to repay to Stewart the full amount of the bonus. In addition, Mr. Hisey received a $150,000 contractual minimum guaranteed short-term incentive payment pursuant to his employment agreement negotiated at his time of hire in 2017.

(3)
The award to Mr. Killea is discretionary, based on the contribution of Mr. Killea including recognition of his expanded role as President in 2017.

(4)
The bonus paid to Mr. Beall is tied to a clawback agreement. If the executive’s employment with Stewart is terminated by Stewart for Cause, or by the executive for any reason, within one year from the date the bonus is paid, the executive shall become immediately liable for and obligated to repay to Stewart the full amount of the bonus. However, any payout that would have been paid to the executive under the 2017 short-term incentive plan, as determined without modification, will be deducted from amount that is liable to be clawed back.

(5)
The bonus paid to Mr. Fauth is tied to a clawback agreement. If the executive’s employment with Stewart is terminated by Stewart for Cause, or by the executive for any reason, within one year from the date the bonus is paid, the executive shall become immediately liable for and obligated to repay to Stewart the full amount of the bonus.

Long-Term Incentives
Long-Term Incentive (LTI) Plan for 2017
We believe that long-term incentives that balance performance-based opportunities with service-based restrictions help us achieve alignment of stockholder and executive officer interests by rewarding NEOs for the creation of sustained stockholder value and providing us with a means to retain and motivate high-caliber executive officers needed to attain our desired performance goals. All long-term incentive awards are in the form of SISCO equity, either as time-based restricted stock awards or performance-based restricted stock units that are settled after vesting in shares of SISCO stock.
Over the last several years, our approach to long-term incentives has evolved with our business strategy, feedback from our stockholders, and market trends. For 2017, we continued to place the heaviest emphasis on performance-based incentives, with two-thirds of the overall annual award vesting contingent upon the achievement of specified financial goals over a three-year performance period. The remaining third of the award is provided in the form of time-based restricted shares that vest ratably in annual increments throughout the performance period based on continued service.
Performance-Based Incentive Award
The Compensation Committee believes both relative and absolute metrics, and both market and non-market measures, in combination provide appropriate goals for our long-term incentive awards. Performance-based incentive awards use both a relative total shareholder return (‘‘TSR’’) compared to other publicly-held companies in the real estate sector and an absolute measure of compound annual growth rate (“CAGR”) in book value plus cumulative dividends over the performance period (“Book Value”). Relative total shareholder return provides an objective measure of market value creation during the performance period. Similarly, the Book Value measure provides an absolute measure of value creation independent of market condition over the same measurement period. The two metrics are equally weighted for 2017.
The performance period for the awards is January 1, 2017 to December 31, 2019.
The Book Value metric is calculated as the change in book value per share over the performance period, plus dividends declared, expressed as a compound annual growth rate. The baseline period for the calculation is December 31, 2016, and the ending book value will be effective December 31, 2019.
The following table shows the percentage of 2017 performance-based restricted stock awards that will vest based on the level of performance achieved. No awards will vest if performance does not exceed the threshold level. Twenty-five percent (25%) will vest if threshold performance is achieved, 100% will vest if target performance is achieved, and 225% of the units will vest if maximum performance is achieved. Vesting is capped at 225% in the case of maximum performance.

	2017 Performance-Based Long-Term Incentive Award*
	TSR vs. Real Estate Comparators		Book Value Per Share CAGR
	Level of Performance Achieved	Percentage of TSR Portion Vesting	Level of Performance Achieved	Percentage of Book Value Portion Vesting
Threshold	40th percentile	25%	5%	25%
Target	50th percentile	100%	10%	100%
Maximum	80th percentile	225%	15%	225%

*
Performance between performance levels will be interpolated.

Time-Based Incentive Award
Time-based equity awards, granted in the form of restricted stock and, beginning in 2018, restricted stock units, are intended to encourage the retention of our NEOs and align interests with shareholders by providing a continuing incentive to increase stockholder value, since the realized value of the award will depend on the Company’s share price at the time an award vests. Time-based restricted stock represents one-third of each executive officer’s target long-term incentive value for 2017. The Time-based restricted stock vests in equal annual installments over three years from the grant date of the award.
2017 Target Annual Award Grants
The target award values of the long-term incentives awarded to each of our NEOs was expressed as a percentage of base salary as follows:
Target Long-Term Incentives at Grant
		Target Long-Term Incentives at Grant
NEO	Target Long-Term Incentives (as a % of Base Salary)	Relative Total Shareholder Return (TSR) Performance Units (1/3)	Book Value Performance Units (1/3)	Time-Based Shares (1/3)	Total Shares/Units	Total Value ($)
Matthew W. Morris(1)	200%	9,117	9,117	9,117	27,351	$1,199,888
J. Allen Berryman(2)	85%	2,348	2,348	2,348	7,044	$318,671
David C. Hisey(3)	200%	2,771	2,771	2,771	8,313	$299,993
John L. Killea(1)	85%	2,518	2,518	2,518	7,554	$331,394
Patrick H. Beall(1)	75%	1,795	1,795	1,795	5,385	$236,240
David A. Fauth(1)	75%	2,091	2,091	2,091	6,273	$275,197

(1)
The target number of shares for Messrs. Morris, Beall, Killea, and Fauth is based on the target value divided by closing price of the stock ($43.87 on 02/07/2017) on the trading day before the grant date (02/08/2017). Mr. Killea’s annual target long-term incentive is 85% of base salary, which at the time of his annual grant on 02/08/2017 was $390,000. This equated to a grant date value of $331,394. The target number of shares for Mr. Killea’s regular annual grant is based on the target value divided by closing price of the stock ($43.87 on 02/07/2017) on the trading day before the grant date (02/08/2017) for his grant of 7,554 target shares (2,518 shares each relative TSR, Book Value and Time-Based).

(2)
The target number of shares for Mr. Berryman is based on the target value divided by closing price of the stock ($45.24 on 05/31/2017) on the trading day before the grant date (06/01/2017). Due to retirement, Mr. Berryman forfeited 848 shares each of the 2,348 TSR and Book Value performance shares awarded for a net of 1,500 shares tied to TSR and 1,500 shares tied to Book Value.

(3)
Mr. Hisey’s annual target long-term incentive is 200% of base salary. For 2017, that would have equated to $900,000. As he was hired on 09/01/2017, this target amount was pro-rated to $299,933. The target number of shares for Mr. Hisey is based on the target value divided by closing price of the stock ($36.08 on 08/31/2017) on the trading day before the grant date (09/01/2017).

2017 Special Award Grants
Mr. Hisey received a special one-time sign-on grant associated with his hiring. Mr. Killea received a special one-time retention grant associated with his expanded role.
NEO	Sign On Time-Based Shares	Retention Time-Based Units	Total Value ($)
David C. Hisey(1)	16,629		$599,974
John L. Killea(2)		19,664	$749,985

(1)
Mr. Hisey received a one-time sign on grant of 16,629 time-based shares at time of hire, with a grant date value of  $599,974, based on the target value divided by closing price of the stock ($36.08 on 08/31/2017) on the trading day before the grant date (09/01/2017). This grant has a three year cliff vesting on 09/01/2020.

(2)
Upon his promotion, Mr. Killea received a retention grant of 19,664 time-based units. The number of units for Mr. Killea is based on the target value divided by closing price of the stock ($38.14 on 11/03/2017) on the trading day before the grant date (11/06/2017). This equated to a grant date value of  $749,985. This grant vests as follows: 2,621 units vest on the first anniversary of the grant date; 3,932 units vest on the second anniversary of the grant date; 6,554 units vest on one day following the second anniversary of the grant date; 6,557 units vest on the third anniversary of the grant date.

2015 Performance Share Grants
In 2015, our NEOs were granted performance shares which could be earned based upon our TSR performance relative to the companies in the Russell 2000 Financial Services Index through the end of 2017, and based upon growth in modified earnings per share (EPS) compared to pre-established target growth goals.
The following table shows the relationship between TSR performance achieved and shares earned.
	Level of Performance Achieved	Percentage of TSR Portion Vesting
Threshold	40th percentile	50%
Target	60th percentile	100%
Maximum	100th percentile	200%

Based upon our performance at the 30th percentile of the index through the end of 2017, our NEOs earned a payout at 0% of target for those awards, as summarized below:
NEO	Target Number of Relative TSR Performance Shares	Performance Levels			Actual Performance	Payout Factor (% of Target)	Number of Shares Earned
		Threshold	Target	Max
Matthew W. Morris	7,874	40th %ile	60th %ile	100th %ile	30th %ile	0%	0
J. Allen Berryman	2,602	40th %ile	60th %ile	100th %ile	30th %ile	0%	0
John L. Killea	2,677	40th %ile	60th %ile	100th %ile	30th %ile	0%	0
Patrick H. Beall	1,350	40th %ile	60th %ile	100th %ile	30th %ile	0%	0
David A. Fauth	1,701	40th %ile	60th %ile	100th %ile	30th %ile	0%	0
The following table shows the relationship between EPS growth achieved and shares earned.
	Level of Performance Achieved (CAGR)	Percentage of EPS Portion Vesting
Threshold	5%	50%
Target	10%	100%
Maximum	15%	200%
Based upon our performance of an EPS compounded annual growth rate of 18.44% through the end of 2017, our NEOs earned a payout at 200% of target for those awards, as summarized below:
NEO	Target Number of EPS Performance Shares	Performance Levels			Actual Performance	Payout Factor (% of Target)	Number of Shares Earned
		Threshold	Target	Max
Matthew W. Morris	7,874	5%	10%	15%	18.44%	200%	15,748
J. Allen Berryman	2,602	5%	10%	15%	18.44%	200%	5,204
John L. Killea	2,677	5%	10%	15%	18.44%	200%	5,354
Patrick H. Beall	1,350	5%	10%	15%	18.44%	200%	2,700
David A. Fauth	1,701	5%	10%	15%	18.44%	200%	3,402
These shares were released to executive officers on February 28, 2018, once EPS performance was approved and made public.
Severance for Mr. Berryman
Mr. Berryman retired as of October 31, 2017. Per the terms of his employment agreement, as part of his severance, he received the following: a lump sum payment amount of  $156,250, equal to his target short-term incentive, pro-rated for the number of full calendar months he worked in 2017, paid in December 2017; a lump sum payment of  $15,000, paid in December 2017; an amount of  $187,500, equal to his 2017 target short-term incentive, payable on the first payroll date occurring in May 2018; an amount of  $375,000, equal to his annualized base salary, payable between May 2018 and December 2018; Stewart may pay the COBRA administrator an amount equal the employer premium contribution for his medical plan coverage for twelve (12) months contingent upon his continued enrollment. All unvested time-based long-term incentive compensation will vest in full on June 1, 2018, and on October 31, 2018, (when his non-competition agreement expires), without pro-ration. All unvested performance-based long-term incentive compensation will vest on pro-rata basis at the end of the performance period, based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved. From the original 2015 performance grants (TSR and EPS) of 2,677 each, 75 shares were forfeited per grant making the new target number of performance shares 2,602 per grant. The 2015 performance shares vested December 31, 2017. From the original 2016 performance grants (TSR and EPS) of 2,846 each, 554 shares were forfeited per grant making the new target number of performance shares 2,292 per grant. The 2016 performance shares will vest on December 31, 2018. From the original 2017 performance grants (TSR and Book Value) of 2,348 each, 848 shares were forfeited per grant making the new target number of performance shares 1,500 per grant. The 2017 performance shares will vest on December 31, 2019, based on actual performance during the performance period.
Other Practices, Policies and Guidelines
Stock Ownership Guidelines
The Compensation Committee bases a large part of its compensation philosophy on aligning the interests of our executive officers with those of our stockholders. In 2017 the Company implemented stock ownership guidelines, as presented below.
Stock Ownership Guidelines — Required Ownership as a Multiple of Salary
2017
CEO	5.0x
Other NEOs	2.0x
These levels of ownership must be achieved within a five-year period from the latter of the date the guidelines became effective or the time an individual becomes an executive officer.
The Compensation Committee annually monitors stock ownership requirements and progress of executive officers toward achieving those guidelines. In making this determination, the Compensation Committee considers Common Stock deemed to be held in the Stewart 401(k) Savings Plan, Common Stock beneficially owned by the executive officer (but excluding options whether or not exercisable), and time-based restricted stock granted to the executive officer.
As of December 31, 2017, the CEO and the President, Chief Legal Officer and Chief Compliance Officer had achieved their respective guideline ownership levels.
Equity Award Policies
The Compensation Committee has a policy against making equity grants to our executive officers until any material non-public information has been disclosed to the public.
Clawback Policy
The Company and the Board reserve the right to recover (or ‘‘clawback’’) from certain current and/or former executive officers any wrongfully earned performance-based compensation, including stock-based awards, under the following circumstances:
•
There is a restatement of Company financials due to material noncompliance with any financial reporting requirement;

•
The Board determines that the current or former executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the noncompliance that resulted in the requirement to restate Company financials; and

•
The cash incentive or performance-based equity compensation would have been less valuable than what was actually awarded or paid based upon the application of the correct financial results.

These provisions are designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct.
Health and Welfare Plans
Our executive officers, along with all other associates, are eligible to participate in our medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and other applicable employee benefits. In addition, our executive officers and other key personnel are provided an executive benefit plan that consists of additional company-paid long-term disability and group variable life insurance basic coverage.
Defined Contribution Plan
The primary tax qualified long-term compensation plan we have for our employees in the United States is the Stewart 401(k) Savings Plan. Our executive officers participate in this plan on the same terms as our other associates.
Deferred Compensation Plan
The Deferred Compensation Plan is a nonqualified, elective, deferred compensation plan designed to supplement any existing qualified plans and provide an extra financial benefit to key personnel and highly compensated employees. The Company supports this plan as an additional method for key personnel and highly compensated employees to plan for retirement. The Company established the Stewart Information Services Corporation 1999 Salary Deferred Compensation Plan (‘‘the Deferred Compensation Plan’’), effective January 1, 1999, and amended and restated it on January 1, 2005, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”), and the final regulations (T.D. 9321) thereunder, and further amended and restated it on August 27, 2009. Assets are held in a separate rabbi trust to pay plan benefits. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. The following NEOs were active in this plan for 2017: Messrs. Morris, Killea, Beall, and Fauth.
Deductibility of Executive Officer Compensation
Section 162(m) of the IRC generally disallows an income tax deduction to publicly-traded corporations for compensation in excess of  $1,000,000 paid for any fiscal year to the Company’s “covered employees,” defined in Section 162(m) as the CEO and the three other most highly compensated executive officers, other than our chief financial officer. Pursuant to the 2017 Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), for fiscal years beginning after December 31, 2017, the compensation of our CFO is also subject to the deduction limitation. For fiscal years beginning on or before December 31, 2017, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The 2017 compensation program is intended to be deductible by the Company. Pursuant to the Tax Act, subject to certain transition rules, for fiscal years beginning after December 31, 2017, the performance-based compensation exception to the deduction limitations under Section 162(m) will no longer be available. As a result, for fiscal years beginning after December 31, 2017, any compensation in excess of $1,000,000 million paid to our executive officers may not be deductible. The Compensation Committee believes that the potential deductibility of the compensation payable under its incentive compensation plans and arrangements should be only one of a number of relevant factors taken into consideration in establishing those plans and arrangements for our executive officers and not the sole governing factor. For that reason, for the 2018 fiscal year, the Compensation Committee intends to structure its incentive compensation plans and arrangements in a manner similar to the 2017 fiscal year, acknowledging that a portion of those compensation payments may not be deductible under Section 162(m), in order to assure appropriate levels of total compensation for our executive officers based on the Company’s performance.
Executive Officer Employment Agreements
The Board has approved, based on the recommendation of the Compensation Committee, the provision of certain post-termination benefits to our executive officers to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide under each agreement, our executive officers are required to agree to certain confidentiality, non-competition and cooperation covenants, which our Compensation Committee believes are valuable to us when an executive officer’s employment terminates. In addition, the Compensation Committee believes that we should provide an inducement for our executive officers to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition, without placing the executive officer in a position where he or she is concerned about being terminated without compensation in connection with such a transaction.
The employment agreements articulate the terms and conditions of an executive officer’s employment with the Company, including termination provisions and applicable restrictive covenants. Generally, each agreement contains the following provisions:
•
Term:   initial three-year employment term for Mr. Morris, Mr. Hisey, and Mr. Killea, and one-year employment term for all other executive officers. Following the completion of the initial term, each agreement will automatically be extended annually for one-year terms, unless at least ninety days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date.

•
Salary:   initial minimum base salary, subject to annual review and increase by the Board.

•
Short-Term Incentive and Long-Term Incentive Participation:   opportunity to participate in the Company’s short-term incentives and long-term incentives are subject to annual review by the Compensation Committee. In limited instances when recruiting external candidates such as Mr. Hisey, guarantees may be used (described in more detail in the “Short Term Incentives” section). Otherwise, no guaranteed amounts are paid under either our short-term incentives or long-term incentives, except as set forth in any accelerated vesting provisions of the respective agreements.

•
Benefit Plan Participation:   opportunity to participate in other Benefits offered to employees such as group life, medical plan, and other so called “fringe benefits.”

•
Perquisites:   perquisites include car allowance, normal paid association and membership dues as needed for the position, executive development up to $5,000, and additional executive life insurance for all NEOs. Mr. Morris and Mr. Beall also receive country club dues. Mr. Beall receives a housing allowance. Mr. Hisey will receive a one-time relocation assistance payment in 2018. These are described in more detail in the “All Other Compensation” section.

•
Severance and Change in Control Provisions:   described in more detail in the ‘‘Potential Payments upon Termination or Change in Control’’ section.

•
Additional Stockholder-Friendly Requirements:   minimum Company stock ownership requirements and restricted covenants including confidentiality, non-competition, and non-solicitation.

The Committee believes the employment agreements provide assurance to the executive officers by articulating employment terms not subject to change except by annual action.

EXECUTIVE COMPENSATION
Summary of Compensation
The following table summarizes compensation information for each of our NEOs for the three years ended December 31, 2017, for each year they were NEOs.
Summary Compensation Table
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Non-Equity Incentive Plan Compensation ($)(3) (f)	All Other Compensation ($)(4) (g)	SEC Total ($) (h)
Mathew W. Morris Chief Executive Offıcer	2017	600,000	300,000	1,199,888		31,306	2,131,194
	2016	550,000		1,659,804	483,658	59,609	2,753,071
	2015	500,000		874,959	520,164	69,716	1,964,839
J. Allen Berryman(5) Chief Financial Offıcer, Secretary and Treasurer	2017	321,980	171,250	318,671		23,434	835,335
	2016	375,000		318,612	164,883	29,476	887,971
	2015	350,000		297,468	185,754	33,764	866,986
David C. Hisey(6) Chief Financial Offıcer, Secretary and Treasurer	2017	150,000	300,000	899,907		74	1,349,981
John L. Killea(7) President, Chief Legal Offıcer and Chief Compliance Officer	2017	399,308	300,000	1,081,379(8)		52,027	1,832,714
	2016	375,000		318,612	248,930	60,186	1,002,728
Patrick H. Beall Group President	2017	315,000	189,000	236,240		50,018	790,258
David A. Fauth Group President	2017	367,000	68,800	275,197		11,827	722,824
	2016	350,000		209,869	225,846	10,674	796,389

(1)
Please see the section “2017 Discretionary Bonuses And Other Payments”, and the section “Severance for Mr. Berryman”, for more information and details on these payments.

(2)
Represents grant date fair value of stock awards granted in the designated year completed in accordance with FASB ASC Topic 718. For additional information regarding such computations and any related assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. More information on fiscal 2017 Stock Awards is set forth in ‘‘Compensation Discussion and Analysis — Elements of 2017 NEO Compensation — Long-term Incentives’’ and in ‘‘Grants of Plan-Based Awards’’ below.

(3)
The dollar amounts listed represent cash incentive awards paid to the NEOs. More information on fiscal 2017 Non-Equity Incentive Plan Compensation is set forth in ‘‘Compensation Discussion and Analysis — Elements of 2017 Named Executive Officer Compensation,’’ and ‘‘Compensation Discussion and Analysis — 2017 Performance Metrics, Goals, Results, and Bonus Payouts.’’

(4)
See the following table captioned ‘‘All Other Compensation.’’

(5)
Mr. Berryman retired on October 31, 2017. His annualized base salary at the time of his retirement was $375,000. His actual base salary paid in 2017 was $321,980.

(6)
Mr. Hisey was hired on September 1, 2017. His annualized base salary at the time of hiring was $450,000. His actual base salary paid in 2017 was $150,000. Pursuant to his contract, Mr. Hisey was entitled to a $150,000 guaranteed payment for his 2017 short-term incentive. Additional amounts are described in the section “Short-Term Incentives — Setting Target Award Opportunities” and the section “2017 Discretionary Bonuses”.

(7)
Mr. Killea’s base salary increased from $375,000 to $390,000 on January 1, 2017. It was then increased from $390,000 to $450,000 on November 6, 2017 when he took on his new expanded role. His actual base salary paid in 2017 was $399,308.

(8)
If Mr. Killea retires before January 1, 2019, he shall forfeit any unvested long-term incentives from his special one-time retention grant of 19,664 time-based units.

All Other Compensation
Item	Matthew W. Morris	J. Allen Berryman	David C. Hisey	John L. Killea	Patrick H. Beall	David A. Fauth
Other Compensation
Life Insurance(1)	1,278	4,374	0	34,935	4,001	3,054
Long-term Disability Insurance Premiums	4,748	5,916	74	7,555	7,125	6,430
Restricted Stock Dividends	3,927	1,138	0	1,138	642	2,344
Continuation of company paid portion of Health and Welfare benefits after retirement		6,006
Perquisites
Personal use of company-owned auto or car allowance	12,000	6,000	0	8,400	0	0
Country Club Dues	9,353				2,250
Housing Allowance					36,000
Total	$31,306	$23,434	$74	$52,027	$50,018	$11,827

(1)
For Mr. Killea, this includes $5,712 for executive group life insurance premiums, a bonus of $25,840 for split dollar insurance, and $3,383 for imputed income (PS 58/38) for split dollar life insurance.

Grants of Plan-Based Awards
The following table sets forth information concerning individual grants of plan-based equity and non-equity awards for the year ended December 31, 2017.
		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Matthew W. Morris	1/1/2017(1)	$150,000	$600,000	$1,350,000
	2/8/2017(2)				4,558	18,234	41,026		$799,926
	2/8/2017(3)							9,117	$399,963
J. Allen Berryman	1/1/2017(1)	$46,875	$187,500	$421,875
	6/1/2017(4)				1,174	4,696	10,566		$212,447
	6/1/2017(5)							2,348	$106,224
David C. Hisey	9/1/2017(1)	$75,000	$300,000	$300,000
	9/1/2017(6)				1,386	5,542	12,470		$199,955
	9/1/2017(7)							2,771	$99,978
	9/1/2017(8)							16,629	$599,974
John L. Killea	1/1/2017(1)	$49,914	$199,654	$449,222
	2/8/2017(2)				1,258	5,036	11,330		$220,929
	2/8/2017(3)							2,518	$110,465
	11/6/2017(9)							19,664	$749,985
Patrick H. Beall	1/1/2017(1)	$47,250	$189,000	$425,250
	2/8/2017(2)				896	3,590	8,076		$157,493
	2/8/2017(3)							1,795	$78,747
David A. Fauth	1/1/2017(1)	$68,813	$275,250	$619,313
	2/8/2017(2)				1,044	4,182	9,408		$183,464
	2/8/2017(3)							2,091	$91,732

(1)
Reflects 2017 Short-term Incentive Award. More information on fiscal 2017 Non-Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — 2017 Performance Metrics, Goals, Results, and Bonus Payouts.”

(2)
Reflects Long-term Performance Share Award for Messrs. Morris, Killea, Beall, and Fauth. More information on fiscal 2017 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2017.” The grant date fair value is the closing price of the stock ($43.87 on 02/07/2017) on the trading day before the grant date (02/08/2017). This grant has a three year performance period.

(3)
Reflects Long-term Incentive Restricted Stock Award for Messrs. Morris, Killea, Beall, and Fauth. More information on fiscal 2017 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2017.” The grant date fair value is the closing price of the stock ($43.87 on 02/07/2017) on the trading day before the grant date (02/08/2017) for these time-based awards. This grant has time-based vesting and ratably vests over three years.

(4)
Reflects Long-term Performance Share Award for Mr. Berryman. More information on fiscal 2017 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2017.” For Mr. Berryman, the grant date fair value is the closing price of the stock ($45.24 on 05/31/2017) on the trading day before the grant date (06/01/2017). This grant has a three year performance period.

(5)
Reflects Long-term Incentive Restricted Stock Award for Mr. Berryman. More information on fiscal 2017 Equity Incentive Plan Awards is set forth in “Compensation Discussion and

Analysis — Long-Term Incentive Plan for 2017.” For Mr. Berryman, the grant date fair value is the closing price of the stock ($45.24 on 05/31/2017) on the trading day before the grant date (06/01/2017). This grant has time-based vesting and ratably vests over three years.
(6)
Reflects Long-term Performance Share Award for Mr. Hisey. More information on fiscal 2017 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2017.” For Mr. Hisey, the grant date fair value is the closing price of the stock ($36.08 on 08/31/2017) on the trading day before the grant date (09/01/2017). This grant has a three year performance period.

(7)
Reflects Long-term Incentive Restricted Stock Award for Mr. Hisey. More information on fiscal 2017 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2017.” For Mr. Hisey, the grant date fair value is the closing price of the stock ($36.08 on 08/31/2017) on the trading day before the grant date (09/01/2017). This grant has time-based vesting and ratably vests over three years.

(8)
Reflects a special one-time award to Mr. Hisey, in 2017, tied to his Sign On Bonus. This grant consists of 16,629 time-based shares. More information on fiscal 2017 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2017.” The grant date fair value is the closing price of the stock ($36.08 on 08/31/2017) on the trading day before the grant date (09/01/2017). This grant has time-based vesting and cliff vests over three years.

(9)
Reflects a special one-time retention award to Mr. Killea, in 2017, tied to his expanded role. This grant consists of 19,664 time-based units. More information on fiscal 2017 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2017.” The grant date fair value is the closing price of the stock ($38.14 on 11/03/2017) on the trading day before the grant date (11/06/2017). This grant has time-based vesting and ratably vests over three years.

Stock Vested
	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#)(1) (b)	Value Realized on Vesting ($)(1) (c)
Matthew W. Morris	26,896	$787,309
J. Allen Berryman	8,829	$250,774
John L. Killea	8,979	$256,794
Patrick H. Beall	4,586	$130,170
David A. Fauth	6,379	$177,397

(1)
This table includes the performance shares granted in 2015 tied to Earnings Per Share (EPS) that vested on December 29, 2017 and were delivered on February 28, 2018. The closing price on February 28, 2018 was $40.13.

The following table sets forth certain information concerning the outstanding equity awards held by each of our NEOs for the year ended December 31, 2017.
Outstanding Equity Awards at Fiscal Year-End
			Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (e)
Matthew W. Morris(1)	12,391	$524,139	52,876	$2,236,655
J. Allen Berryman(2)	3,297	$139,463	7,584	$320,803
David C. Hisey(3)	19,400	$820,620	5,542	$234,427
John L. Killea(1)(4)	23,131	$978,441	10,726	$453,710
Patrick H. Beall(1)	2,331	$98,601	6,804	$287,809
David A. Fauth(1)	2,716	$114,887	7,930	$335,439

(1)
Represents performance-based and time-vested restricted stock awards or units granted in 2016 and 2017. The shares granted in 2016 have a vesting date of December 31, 2018. The closing price on 12/29/2017, the last trading day in 2017, was $42.30. The performance shares granted in 2017 have a vesting date of December 31, 2019. The time-based shares will vest ratably one-third per year beginning on the first anniversary of the grant February 8, 2018. For Mr. Morris, this includes a special one-time award in 2016 tied to achieving an EPS of at least $4.00 in calendar years 2016, 2017, or 2018. This grant consists of 15,000 performance shares.

(2)
Reflects performance and time-based grants for Mr. Berryman. One-third of his time-based long-term incentives will vest ratably on June 1, 2018 and the remaining will vest on the expiration of his non-competition agreement on October 31, 2018. Performance-based long-term incentives will vest on December 31, 2019.

(3)
Reflects performance and time-based grants for Mr. Hisey. Time-based long-term incentives will vest ratably one-third per year beginning September 1, 2018. Performance long-term incentives will vest December 31, 2019.

(4)
Includes the 2017 retention grant to Mr. Killea. This grant date is November 6, 2017 and vests as follows: 2,621 units vest on the first anniversary of the grant date; 3,932 units vest on the second anniversary of the grant date; 6,554 units vest on one day following the second anniversary of the grant date; 6,557 units vest on the third anniversary of the grant date.

Nonqualified Deferred Compensation Plans
The Company established the Stewart Information Services Corporation 1999 Salary Deferred Compensation Plan (the ‘‘Deferred Compensation Plan’’), effective January 1, 1999, and amended and restated on August 27, 2009. The Deferred Compensation Plan is a nonqualified deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. Assets are held in a separate rabbi trust to pay plan benefits. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. The following NEOs were active in this plan for 2017: Matthew W. Morris, John L. Killea, Patrick H. Beall, and David A. Fauth.

Nonqualified Deferred Compensation
Name (a)	Executive Officer Contributions in Last Fiscal Year ($) (b)	Company Contributions in Last Fiscal Year ($) (C)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals in Last Fiscal Year ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (e)
Matthew W. Morris	78,366		20,391		187,040
John L. Killea			17,048		140,640
Patrick H. Beall			27,030		181,988
David A. Fauth	29,465		12,128		113,665
Potential Payments upon Termination or Change in Control
Each of the executive officers (or their beneficiaries) are entitled to certain payments upon termination of employment. Executive officers receive the following “Accrued Amounts” under all types of termination, except for termination for “Cause”:
•
Any portion of the executive officer’s accrued but unpaid base salary and accrued but unused vacation time that shall have been earned prior to the termination but not yet paid;

•
Any short-term incentive and long-term incentive payments for the prior fiscal year that shall have been earned prior to the termination and not yet paid;

•
Any employee benefits (401(k) Plan) that have vested as of the date of termination as a result of participation in any of the Company’s benefit plans; and

•
Any expenses with respect to which they are entitled to reimbursement;

In the case of death, the executive officer would generally be entitled to:
•
Accrued Amounts;

•
An amount equal to the executive officer’s short-term incentive target for the fiscal year the death occurs, pro-rated for the number of full months of employment completed in that fiscal year;

•
All time-based unvested long-term incentive compensation vests on a pro-rata basis at the end of the normal vesting period. However, Mr. Killea would forfeit any unvested long-term incentives from his retention grant; and

•
All unvested performance-based long-term incentive compensation vested on a pro-rata basis at the end of the performance period, based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved.

In the case of disability resulting in the executive officer’s termination of employment, the executive officer is generally entitled to:
•
Accrued Amounts;

•
An amount equal to the executive officer’s short-term incentive target for the fiscal year the disability occurs, pro rated for the number of full months of employment completed in that fiscal year;

•
All time-based unvested long-term incentive compensation vests on a pro-rata basis at the end of the normal vesting period. However, Mr. Killea would forfeit any unvested long-term incentives from his retention grant;

•
All unvested performance-based long-term incentive compensation vested on a pro-rata basis at the end of the performance period, based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved; and

•
A continuation of the employer paid portion of medical benefits for up to 12 months under COBRA.

In the case of retirement and in exchange for a general release of claims, the executive officer is generally entitled to:
•
Accrued Amounts;

•
Twelve to twenty-four months of base salary (2x base for CEO; 1x base for all other executive officers);

•
One times the executive officer’s short-term incentive target for the fiscal year the termination occurs for NEOs other than the CEO;

•
All unvested time-based long-term incentive compensation according to the vesting schedule, without pro-ration. However, Mr. Killea would forfeit any unvested long-term incentives from his retention grant;

•
All unvested performance-based long-term incentive compensation vested on a pro-rata basis at the end of the performance period, based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved; and

•
A continuation of the employer paid portion of medical benefits for up to 12 months under COBRA.

•
Mr. Berryman was also entitled to receive, per his employment agreement, an additional amount equal to his target short-term incentive, pro-rated for the number of full calendar months he worked in 2017, a lump sum payment of  $15,000, and an amount equal to his 2017 target short-term incentive.

In the case of involuntary termination without ‘‘Cause’’ or in the case of voluntary termination by the executive officer for ‘‘Good Reason’’ in exchange for a general release of claims, the executive officer is generally entitled to:
•
Accrued Amounts;

•
Twelve to twenty-four months of base salary (2x base for CEO; 1x base for all other executives);

•
Two times the executive officer’s short-term incentive target for the fiscal year the termination occurs for CEO;

•
All time-based unvested long-term incentive compensation vests on a pro-rata basis at the end of the normal vesting period. However, Mr. Killea shall forfeit any unvested long-term incentives from his retention grant;

•
All unvested performance-based long-term incentive compensation vested on a pro-rata basis at the end of the performance period, based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved;

•
A continuation of the employer paid portion of medical benefits for up to 12 months under COBRA; and

•
Executive officers, other than the CEO, also receive outplacement services not to exceed $10,000.

In case of termination, or voluntary termination for “Good Reason”, in connection with a change in control, in exchange for a general release of claims, the executive officer is generally entitled to:
•
Accrued Amounts;

•
Twenty-four to thirty-six months of base salary (3x base for CEO; 2x base for all other executive officers);

•
Two or three times the annual short-term incentive plan target (3x target for CEO; 2x target for all other executive officer’s);

•
All unvested long-term incentive compensation becomes fully vested at target;

•
Executive officers, other than the CEO, also receive outplacement services not to exceed $10,000; and

•
A continuation of the employer paid portion of medical benefits for up to 12 months under COBRA.

All executive officers are required to sign a document obligating confidentiality, as well as a 12 month non-competition and non-solicitation covenant. If the executive officer violates the provisions, the executive officer forfeits any unvested awards and incentive plan benefits.
In case of a change in control without a resulting termination, in exchange for a general release of claims, the executive officer is generally entitled to full vesting at target of equity awards under the 2014 Long-Term Incentive Plan and predecessor plans. Upon approval of the proposed 2018 Incentive Plan by shareholders, all future grants will require a “double trigger” to accelerate or modify vesting conditions subsequent to a change in control, requiring both a change of control event and a qualifying termination of employment before any vesting will be accelerated.
In addition to the provisions above, Mr. Hisey’s employment agreement also provides for some unique terms. For Mr. Hisey, involuntary termination without ‘‘Cause’’ can also be triggered by a non-renewal of his agreement (with an initial term of September 1, 2017 through December 31, 2019, and then extended for successive one-year periods). In addition, if Mr. Hisey’s employment is terminated without Cause within one year of the Company naming a new CEO, he will be entitled to an amount equal to his target short-term incentive, full and immediate vesting of all time-based and performance-based long-term incentive compensation granted in 2017, at target, pro-rata vesting on the original schedule of all time-based unvested long-term incentive compensation granted in 2018 and in future years, and pro-rata vesting of all unvested performance-based long-term incentive compensation granted in 2018 and in future years based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved and executive officer is employed for at least 25% of the performance period. If Mr. Hisey were to terminate his employment for Good Reason as defined in the agreement within one year of the Company naming a new CEO, he will be entitled to all time-based unvested long-term incentive compensation, except for the one-time sign-on grant in 2017, vesting on a pro-rata basis at the end of the or normal vesting period. The one-time sign-on grant made in 2017 will be forfeited.
In addition to the provisions provided for other executive officers above, Mr. Killea’s employment agreement also provides for some unique terms. Should Mr. Killea choose to retire before December 31, 2018, in exchange for a general release of claims, he will be entitled to twelve months of base salary calculated at a reduced rate, using his prior base salary ($390,000 annualized), plus one times his short-term incentive target (50% of base salary or $195,000). In addition, all unvested time-based regular annual grant long-term incentive compensation according to the vesting schedule, without pro-ration. However, Mr. Killea shall forfeit any unvested long-term incentives from his retention grant. If his retirement occurs on or after January 1, 2019, he will be entitled to twelve months of his then current base salary, one times his short-term incentive target for the fiscal year of termination, all unvested time-based regular annual grant long-term incentive compensation according to the vesting schedule, without pro-ration (but forfeiting any unvested long-term incentives from his retention grant), and all unvested performance-based long-term incentive compensation vested on a pro-rata basis at the end of the performance period, based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved.
The tables below show details of potential payouts, under different scenarios, if they would have occurred on December 31, 2017. Long-term incentive values reflect the closing price of SISCO stock of  $42.30 on December 29, 2017 and the target number of shares/units granted to each executive officer.
Matthew W, Morris	Retirement(1) ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance		1,200,000		1,800,000
Nonequity Incentive Compensation		1,200,000		1,800,000		600,000	600,000
Continued Full Vesting Of Time-Based Restricted Shares/Units
Pro-rata Vesting of Time-Based Restricted Shares/Units		361,795				361,795	361,795
Pro-rata Vesting of Performance Shares/Units		1,735,329				1,735,329	1,735,329
Immediate Vesting of all Time-Based and Performance-Based Long-Term Incentives				2,760,794	2,760,794
Continuation of Insurance Benefits		16,578		16,578		16,578
Excise Tax Gross-Up
Outplacement
Total		4,513,702		6,377,372	2,760,794	2,713,702	2,697,125

(1)
As of December 31, 2017, Mr. Morris was not old enough to be retirement eligible and would therefore not receive any amount if he were to retire on December 31, 2017.

David C. Hisey	Retirement(4) ($)	Involuntary Termination Without Cause (Not Due To a Change Of CEO) ($)	Voluntary Termination for Good Reason (Not Due To a Change Of CEO) ($)	Involuntary Termination Without Cause (Due To a Change Of CEO) ($)	Voluntary Termination for Good Reason (Due To a Change Of CEO) ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Death or Disability ($)
Cash Severance		450,000	450,000	450,000	450,000		900,000
Nonequity Incentive Compensation(1)				300,000			600,000		300,000
Continued Full Vesting Of Time-Based Restricted Shares/ Units
Pro-rata Vesting of Time-Based Restricted Shares/ Units(2)
Pro-rata Vesting of Performance Shares/Units		156,284	156,284		156,284				156,284
Immediate Vesting of all Time-Based and Performance-Based Long-Term Incentives				1,055,047			1,055,047	1,055,047
Continuation of Insurance Benefits(3)
Excise Tax Gross-Up
Outplacement		10,000	10,000	10,000			10,000
Total		616,284	616,284	1,815,047	606,284		2,565,047	1,055,047	456,284

(1)
Mr. Hisey’s target short-term incentive amount in 2017 was $300,000.

(2)
Mr. Hisey would normally receive pro-rated time-based restricted shares/units in many termination scenarios. However, he would need to be employed for at least 25% of the performance period (9 months of the 36 months) to qualify. If this termination were to occur on December 31, 2017, he would have only been employed for 4 months from his hire date of September 1, 2017 and he would not have been employed for the minimum period of time to qualify.

(3)
Mr. Hisey did not elect company benefits in 2017.

(4)
As of December 31, 2017, Mr. Hisey was not old enough to be retirement eligible and would therefore not receive any amount if he were to retire on December 31, 2017.

John L. Killea	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	390,000	390,000		780,000
Nonequity Incentive Compensation	195,000			390,000		195,000	195,000
Continued Full Vesting Of Regular Annual Time-Based Restricted Shares/Units	146,654
Pro-rata Vesting of Special Retention Grant of Time-Based Restricted Units		427,446				427,446	427,446
Pro-rata Vesting of Regular Annual Grant of Time-Based Restricted Shares/Units		101,501				101,501	101,501
Pro-rata Vesting of Regular Annual Performance Shares/Units	342,588	342,588				342,588	342,588
Immediate Vesting of all Time-Based and Performance-Based Long-Term Incentives				1,432,151	1,432,151
Continuation of Insurance Benefits	11,392	11,392		11,392		11,392
Excise Tax Gross-Up
Outplacement		10,000		10,000
Total	1,085,634	1,282,927		2,623,543	1,432,151	1,077,927	1,066,535

Patrick H. Beall	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	315,000	315,000		630,000
Nonequity Incentive Compensation	189,000			378,000		189,000	189,000
Continued Full Vesting Of Time-Based Restricted Shares/Units	98,601
Pro-rata Vesting of Time-Based Restricted Shares/Units		67,404				67,404	67,404
Pro-rata Vesting of Performance Shares/Units	214,532	214,532				214,532	214,532
Immediate Vesting of all Time-Based and Performance-Based Long-Term Incentives				386,411	386,411
Continuation of Insurance Benefits	14,826	14,826		14,826		14,826
Excise Tax Gross-Up
Outplacement		10,000		10,000
Total	831,959	621,761		1,419,236	386,411	485,761	470,935
David A. Fauth	Retirement(1) ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance		367,000		734,000
Nonequity Incentive Compensation				550,500		275,250	275,250
Continued Full Vesting Of Time-Based Restricted Shares/Units
Pro-rata Vesting of Time-Based Restricted Shares/Units		78,541				78,541	78,541
Pro-rata Vesting of Performance Shares/Units		250,049				250,049	250,049
Immediate Vesting of all Time-Based and Performance-Based Long-Term Incentives				450,326	450,326
Continuation of Insurance Benefits		16,578		16,578		16,578
Excise Tax Gross-Up
Outplacement		10,000		10,000
Total		722,167		1,761,403	450,326	620,417	603,840

(1)
As of December 31, 2017, Mr. Fauth was not old enough to be retirement eligible and would therefore not receive any amount if he were to retire on December 31, 2017.

Compensation of Directors
Our directors received fees as follows during the year ended December 31, 2017:
Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Bonus ($)	Stock Awards(1) ($) (c)	Change in Defined Benefit Plan Value and Nonqualified Deferred Compensation Earnings ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	All Other Compensation ($) (g)	Total ($) (h)
Arnaud Ajdler	120,000		60,000			3,000	183,000
Thomas G. Apel	172,000(2)		60,000			5,000	237,000
C. Allen Bradley, Jr.	120,000		60,000			4,000	184,000
James Chadwick	150,000		60,000			5,000	215,000
Glenn C. Christenson	138,500		60,000			5,000	198,500
Robert L. Clarke	76,500		106,000				182,500
Frederick H. Eppinger	73,500		106,000			4,000	183,500
Clifford Press	98,000		106,000			4,000	208,000

(1)
The annual stock award to non-management directors elected at the 2017 annual meeting of stockholders was valued based on the market value per share of Common Stock at the close of business on the first business day following the 2017 annual meeting.

(2)
The Nominating and Corporate Governance Committee were paid additional fees as part of a director search, and Mr. Apel elected to forego such additional payments in consideration of the retainer compensation received in connection with his service as Chairman of the Board.

Compensation for our non-management directors for 2017 consisted of: cash compensation, consisting of annual retainers for all Board members and Committee Chairs, equity compensation consisting of stock awards, and certain other compensation. Each of the current components of our non-management director compensation is described in more detail below. In 2017, we paid annual retainers to Board members and Committee Chairs as follows:
•
Board cash retainer of  $40,000

•
Board stock retainer of  $60,000, which is fully vested at the time of grant

•
Chairman of the Board additional cash retainer of  $70,000

•
Committee Chair cash retainers in the following amounts:

◦
Audit — $15,000

◦
Compensation — $10,000

◦
Nominating and Corporate Governance — $10,000

•
Meeting fees in the following amounts:

◦
Board of Directors — $3,000 in-person/$2,000 telephonic

◦
Audit — $2,500

◦
Compensation — $2,000

◦
Nominating and Corporate Governance — $2,000

◦
Strategic Alternatives — $1,000

Directors have the option to take their entire retainer in stock. They must notify the Secretary of such election by January 31 of each year. If they choose this option, they will be granted a 15% bonus on the portion that would otherwise be paid in cash, payable in stock only.
In the event a director must travel from out of state, an additional $1,000 fee is paid for each time they travel for a Board meeting. In addition, we reimburse reasonable expenses incurred for attendance at Board and Committee meetings.
Please see the Corporate Governance section on page 11 for information concerning stock ownership guidelines for directors.
All Other Compensation
Item	Arnaud Ajdler	Thomas G. Apel	C. Allen Bradley, Jr.	James Chadwick	Glenn C. Christenson	Frederick Eppinger	Clifford Press
Other Compensation:
Travel Fees(1)	3,000	5,000	4,000	5,000	5,000	4,000	4,000

(1)
Directors who reside outside of the state receive a travel fee of  $1,000 for attendance at in-person meetings.

CEO Pay Ratio Disclosure
We have calculated the Chief Executive Officer’s 2017 total compensation, as disclosed in the Summary Compensation Table on page 37, as a multiple of our median employee’s total compensation. To calculate the median employee total compensation, we used the following methodology.
•
Our total employee population is 5,969 employees. We calculated compensation data on all employees who were active on December 31, 2017, excluding employees from Australia (15 employees), Czech Republic (2 employees), Italy (1 employee), Pakistan (174 employees), Poland (4 employees), Romania (15 employees), and the United Kingdom (17 employees), equating to less than 4% of our total active employees at year-end. Our resulting dataset, representing 5,741 employees, consists of employees in the United States, Canada, and Costa Rica.

•
Converted compensation paid to employees in Canadian Dollars, and Costa Rican Colones, to U.S. dollars using exchange rates on December 29, 2017.

•
Calculated total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K (the same way total compensation was calculated for our CEO in the Summary Compensation Table) for each employee and annualized the total compensation for any employee who worked less than a full year, based on the number of days they were employed in FY 2017.

•
Determined the median employee on the basis of this annualized total compensation.

•
Compared the total compensation of our median employee to the total compensation of our CEO.

Based on the foregoing, our Chief Executive Officer’s annual total compensation was 38.3 times that of the median of the annual total compensation of all employees.
We believe the pay ratio disclosed above is a reasonable estimate calculated in accordance with SEC rules, based on our records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio allow companies to use a variety of methodologies and apply various assumptions. The application of various methodologies may result in significant differences in the results reported by SEC reporting companies. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we report above.
COMPENSATION COMMITTEE REPORT
To the Board of Directors of Stewart Information Services Corporation:
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the proxy statement with the Company’s management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee
Glenn C. Christenson, Chair
Arnaud Ajdler
C. Allen Bradley, Jr.
James Chadwick
Dated: March 7, 2018

PROPOSAL NO. 2
ADVISORY VOTE REGARDING THE COMPENSATION OF
STEWART INFORMATION SERVICES CORPORATION’S
NAMED EXECUTIVE OFFICERS
The Compensation Discussion and Analysis beginning on page 18 of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee and the Board of Directors for 2017 with respect to our CEO and other executive officers named in the Summary Compensation Table on page 37 (whom we refer to as the NEOs). The Board of Directors is asking stockholders to cast a non-binding advisory vote on the following resolution:
‘‘RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).’’
The Board of Directors is asking stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF STEWART INFORMATION SERVICES CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF
KPMG LLP
AS STEWART INFORMATION SERVICES CORPORATION’S
INDEPENDENT AUDITORS FOR 2018
KPMG LLP served as our principal independent auditors for our fiscal year ended December 31, 2017. Our Audit Committee has reappointed KPMG LLP as our principal independent auditors for our fiscal year ending December 31, 2018. Our stockholders are being asked to vote to ratify the appointment of KPMG LLP. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new independent auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint different independent auditors at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. We expect representatives of KPMG LLP to be present at the 2018 Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.
Audit and Other Fees
The following table sets forth the aggregate fees billed for professional services rendered by KPMG LLP for each of our last two fiscal years:
	Year Ended December 31
	2017	2016
Audit fees(1)	$1,806,555	$1,720,400
Audit-related fees	63,900	42,300
Tax fees(2)	42,000	37,400
All other fees	—	—

(1)
Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting, review of financial consolidated statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years shown.

(2)
Fees for professional services rendered by KPMG LLP primarily for tax compliance, tax advice and tax planning.

The Audit Committee must preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors. Since May 6, 2003, the effective date of the SEC’s rules requiring preapproval of audit and non-audit services, 100 percent of the services identified in the preceding table were preapproved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the subcommittee will present all decisions to grant preapprovals to the full Audit Committee at its next scheduled meeting.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS STEWART INFORMATION SERVICES CORPORATION’S INDEPENDENT AUDITORS FOR 2018.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Board has established an Audit Committee (the ‘‘Committee’’) of independent directors, which operates under a written charter adopted by the Board on May 1, 2015. The Charter is reviewed annually and is available in the ‘‘Corporate Governance’’ section of our web site: http://stewart.com/corporate-governance.
The Committee currently consists of three members: Robert L. Clarke, Chair, Glenn C. Christenson, and Frederick H. Eppinger, each of whom possess the necessary levels of financial literacy required to enable him to serve, and Messrs. Clarke, Christenson and Eppinger qualify as Committee Financial Experts. For more information on Committee member qualifications and credentials, please see “Proposal 1 —  Election of Directors — Director Nominees” on page 7 above. A more detailed discussion of the Committee, including the number of meetings and attendance, is provided above under ‘‘Committees of the Board of Directors.”
The Company’s management team has primary responsibility for preparing the consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accountants, KPMG LLP, are responsible for expressing an opinion on the Company’s consolidated financial statements, and whether such financial statements are presented fairly in accordance with U.S. generally accepted accounting principles.
Under its charter, the primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the performance of the internal audit function of the Company; (vi) the Company’s financial and operational risk management; (v) the Company’s information technology security protections and procedures; and (vi) the Board’s evaluation and control of the Company’s risk profile.
Each year, the Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead partner, including taking into account the opinions of management. In doing so, the Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication, objectivity and independence; and the potential impact of changing independent registered public accountants. Further, the Committee selects from a pool of proposed candidates for lead partner of the independent registered public accountants who generally rotates every five years in accordance with SEC rules. The current lead partner has been engaged since 2014. Based on its evaluation, the Committee believes that it is in the best interest of the Company and its stockholders to continue retention of KPMG, LLP (‘‘KPMG’’) as our independent registered public accountants.
The Committee reviews with the independent registered public accountants the scope of the external audit engagement, and oversees the internal audit, ethics and compliance functions, and regularly reviews the financial results prior to earnings announcements. The Committee regularly meets with the independent registered public accountants, the internal auditors, and the Chief Legal Officer, with and without management present, to discuss the results of their examinations and evaluations.
In this context, the Committee hereby reports as follows:
1.
The Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.
The Committee has discussed with the independent registered public accountants the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board (PCAOB).

3.
The Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered accountants’ communications with the Committee concerning independence, and has discussed with the independent registered public accountants the independence of the registered public accountants.
4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Each of the members of the Committee is ‘‘independent’’ as defined under the listing standards of the NYSE.
The undersigned members of the Committee have submitted this report:
Robert L. Clarke, Chair
Glenn C. Christenson
Frederick H. Eppinger
Dated: February 21, 2018

PROPOSAL NO. 4
APPROVAL OF THE STEWART INFORMATION SERVICES CORPORATION
2018 INCENTIVE PLAN
At its May 22, 2018 meeting, the board of directors unanimously adopted the Stewart Information Services Corporation 2018 Incentive Plan (the “Incentive Plan”), subject to the approval of the Company’s stockholders at the annual meeting. If approved, the Incentive Plan will become effective as of June 1, 2018. The Incentive Plan is provided as Appendix I to this proxy statement.
Existing awards under the Company’s current equity incentive plan, the Stewart Information Services Corporation 2014 Long-Term Incentive Plan, will remain in full force and effect in accordance with the plan’s terms. No new awards will be made under the 2014 Long-Term Incentive Plan after approval of the Incentive Plan by stockholders.
Stockholder approval of the Incentive Plan is required under the rules of the NYSE. The Company is also asking the stockholders to approve the Incentive Plan for purposes of Section 421 of the Internal Revenue Code of 1986, as amended (the “Code”).
Description of the Incentive Plan
The following summary describes briefly the principal features of the Incentive Plan, and is qualified in its entirety by reference to the full text of the Incentive Plan, which is provided as Appendix I to this Proxy Statement.
Purpose
The purpose of the Incentive Plan is to provide a means through which the Company may attract qualified persons to serve as directors or consultants or to enter the employ of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Incentive Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.
Administration
Generally, the Incentive Plan will be administered by the Compensation Committee, which is and will be composed of independent directors of the Company. The Compensation Committee will have full authority, subject to the terms of the Incentive Plan, to establish rules and regulations for the proper administration of the Incentive Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards.
Eligibility
All employees, consultants and directors of the Company and its affiliates are eligible to participate in the Incentive Plan. The selection of those employees, consultants and directors, from among those eligible, who will receive awards is within the discretion of the Compensation Committee. As of April 4, 2018, there were approximately 6,000 employees and approximately 0 consultants of the Company and its affiliates who were eligible to participate in the Incentive Plan. Each of our 9 directors is eligible to participate in the Incentive Plan. It is not possible at this time to determine the benefits or amounts that will be received by or allocated to Participants under the Incentive Plan.
Term of the Plan
The Incentive Plan will terminate on May 31, 2028, after which time no additional awards may be made under the Incentive Plan.

Number of Shares Subject to Incentive Plan and Award Limits
A total of 1,000,000 shares would be available for grants under the Incentive Plan, representing 4.19% of the Company’s outstanding shares as of April 4, 2018. The closing price of a share of the Company’s common stock on the NYSE on April 4, 2018 was $44.46.
Any shares that are tendered or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an award under the Incentive Plan shall not be added back to the number of shares available for issuance under the Incentive Plan. Whenever any outstanding option or other award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares, the number of shares available for issuance under the Incentive Plan shall be increased by the number of shares allocable to the expired, forfeited, cancelled or otherwise terminated option or other award (or portion thereof). To the extent that any award is forfeited, or any option or SAR terminates, expires or lapses without being exercised, the shares subject to such awards will not be counted as shares delivered under the Incentive Plan.
No Participant may receive awards with respect to more than 400,000 shares in any calendar year. The maximum number of shares that may be subject to options or restricted stock awards issued to a director during any calendar year may not exceed 10,000 shares. The limitations described in the preceding two sentences may be adjusted upon a reorganization, stock split, recapitalization or other change in the Company’s capital structure. The maximum amount of awards denominated in cash that may be granted to any Participant during any calendar year may not exceed $6,000,000.
Types of Awards
The Incentive Plan permits the granting of any or all of the following types of awards (“Awards”): (1) stock options, (2) bonus awards, (3) restricted stock awards, (4) restricted stock units, (5) performance grants and (6) stock appreciation rights.
Stock Options
The term of each option shall be as specified by the Compensation Committee at the date of grant, but in no event shall an option be exercisable after the expiration of 10 years from the date of grant. An option shall be exercisable in whole or in such installments and at such times as determined by the Compensation Committee.
The Compensation Committee shall specify whether a given option shall constitute an incentive stock option or a nonqualified stock option. An incentive stock option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation at the time the option is granted.
Each option shall be evidenced by a Stock Option Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Incentive Plan as the Compensation Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. Each Stock Option Award Agreement shall specify the effect of termination of  (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. The terms and conditions of the respective Award Agreements need not be identical. Subject to the consent of the Participant, the Compensation Committee may, in its sole discretion, amend an outstanding Stock Option Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the option, or a portion thereof; may be exercisable).
The option price will be determined by the Compensation Committee and will be no less than the fair market value of the shares on the date that the option is granted, except for adjustments for certain changes in the Company’s common stock. The Compensation Committee may determine the method by which the option price may be paid upon exercise. Moreover, a Stock Option Award Agreement may provide for a “cashless exercise” of the option by establishing procedures satisfactory to the Compensation Committee with respect thereto. Further, a Stock Option Award Agreement may provide for the surrender of the right to purchase shares under the option in return for a payment under a Stock Appreciation Right.
Except in connection with certain recapitalizations or reorganizations as contemplated by the Incentive Plan, the Compensation Committee may not, without approval of the stockholders of the Company, amend any outstanding Stock Option Award Agreement to lower the option price.
Restricted Stock Awards
Awards may be granted in the form of restricted stock (“Restricted Stock Award”). Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Compensation Committee in its sole discretion, and the Compensation Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance goals, (ii) the Participant’s continued employment with the Company or continued service as a consultant or director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Compensation Committee.
Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in an Award Agreement, the Participant shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Compensation Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award. Restricted Stock Awards shall not receive dividends during any forfeiture restriction period, but shall have the right to receive an accrual of such dividends. Any accrued dividends will be paid to the Participant at the time the Forfeiture Restrictions for the underlying Restricted Stock Award expire. At the time of such Award, the Compensation Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a consultant or director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in an Award Agreement made in conjunction with the Award. The terms and provisions of Restricted Stock Award Agreements need not be identical.
The Compensation Committee may, in its discretion and as of a date determined by the Compensation Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any such action by the Compensation Committee may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. However, the Compensation Committee may not take any such action with respect to a Restricted Stock Award that has been designated as a qualified performance-based award.
Restricted Stock Units
Restricted Stock Units are rights to receive shares of Common Stock (or the fair market value thereof), which vest over a period of time as established by the Compensation Committee and with the satisfaction of certain performance criteria or objectives. The Compensation Committee may, in its discretion, require payment or other conditions of the Participant respecting any Restricted Stock Unit. The Compensation Committee shall establish, with respect to and at the time of each Restricted Stock

Unit, a period over which the award shall vest with respect to the Participant. In determining the value of Restricted Stock Units, the Compensation Committee shall take into account a Participant’s duties, past and potential contributions to the success of the Company, and such other considerations as it deems appropriate.
Following the end of the vesting period for a Restricted Stock Unit (or at such other time as the applicable Restricted Stock Unit Agreement may provide), the holder of a Restricted Stock Unit shall be entitled to receive one share of Stock for each Restricted Stock Unit then becoming vested or otherwise able to be settled on such date. Cash dividend equivalents will not be paid during the vesting period but may be accrued to the extent provided for in the Restricted Stock Unit Agreement and paid in cash at the time the underlying shares of Common Stock are delivered.
A Restricted Performance Unit shall terminate if the Participant does not remain continuously in the employ of the Company and its subsidiaries or does not continue to perform services as a consultant or a director for the Company and its subsidiaries at all times during the applicable vesting period, except as may be otherwise determined by the Compensation Committee. The terms and provisions of Restricted Stock Unit Agreements need not be identical.
Stock Appreciation Rights
A Stock Appreciation Right is an award that may or may not be granted in tandem with an option, and entitles the holder to receive an amount equal to the difference between the fair market value of the shares of Common Stock at the time of exercise of the Stock Appreciation Right and the base amount, subject to the applicable terms and conditions of the tandem options and the Incentive Plan.
A Stock Appreciation Right shall entitle the holder of an option to receive, upon the exercise of the Stock Appreciation Right, shares of Common Stock (valued at their fair market value at the time of exercise), cash, or a combination thereof, in the discretion of the Compensation Committee, in an amount equal in value to the excess of the fair market value of the shares of Common Stock subject to the Stock Appreciation Right as of the date of such exercise over the purchase price of the Stock Appreciation Right. If granted in tandem with an option, the exercise of a Stock Appreciation Right will result in the surrender of the related option and, unless otherwise provided by the Compensation Committee in its sole discretion, the exercise of an option will result in the surrender of a related Stock Appreciation Right, if any. The terms and provisions of Stock Appreciation Right Award Agreements need not be identical.
The “expiration date” with respect to a Stock Appreciation Right shall be determined by the Compensation Committee, and if granted in tandem with an option, shall be not later than the expiration date for the related option. If neither the right nor the related option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash.
Performance Grants
The Incentive Plan provides the Compensation Committee the ability to (i) grant Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Appreciation Rights as qualified performance-based compensation, and (ii) grant Performance Grants that are settled in cash or shares of Common Stock based on the satisfaction of performance criteria.
A Performance Grant shall be awarded to a Participant contingent upon attainment of future performance goals of the Company or its affiliates during a performance cycle. The performance goals shall be pre-established by the Compensation Committee. Performance goals determined by the Compensation Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or Return on Equity. In determining the value of Performance Awards, the Compensation Committee shall take into account a Participant’s duties, past and potential contributions to the success of the Company, and such other considerations as it deems appropriate. The Compensation Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during a performance period.

Following the end of the performance period, the holder of a Performance Grant shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Compensation Committee. Payment of a Performance Award may be made in a lump sum in cash, Common Stock, or a combination thereof, as determined by the Compensation Committee, and shall be made no later than 90 days after the end of the performance period and certification by the Compensation Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the fair market value of the Common Stock on the payment date.
A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company or does not continue to perform services as a consultant or a director for the Company at all times during the applicable performance period, except as may be determined by the Compensation Committee.
Bonus Awards
The Incentive Plan provides that the Compensation Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Bonus Award if certain pre-established Performance Goals are met. In determining which Employees shall be eligible for a Bonus Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Incentive Plan.
The Compensation Committee shall determine the terms of the Bonus Award, if any, to be made to an Employee for each Performance Period selected by the Compensation Committee which shall not be greater than 1 year. The Performance Goals shall be selected by the Compensation Committee from the Incentive Plan’s listed Performance Criteria.
Following the completion of each Performance Period, the Compensation Committee must certify in writing whether the applicable Performance Goals have been achieved for such Performance Period prior to payment to any Employee of the Bonus Award by payment in cash. Bonus Awards shall be paid as soon as practicable following both (i) the results for the Performance Period are finalized, and (ii) certification by the Compensation Committee in writing that the Performance Goals and any other material terms of the Bonus Award and the Plan have been satisfied. The Bonus Award shall be paid under the Plan no later than March 15th of the year following the year in which such Bonus Award is earned by the Participant, provided the Participant is employed on the date of payment. The Bonus Award shall be paid in cash in a lump sum.
If a Participant’s employment terminates for any reason prior to the end of a Performance Period, then such Participant shall immediately forfeit and relinquish any and all rights and claims to receive any Bonus Award hereunder for such Performance Period.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of the grant, vesting and exercise of awards under the Incentive Plan. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. Individuals receiving option awards under the Incentive Plan should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.
Options granted under the Incentive Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as described below.

Incentive Stock Options
An optionee will not recognize any taxable income at the time of the award of an incentive stock option. In addition, an optionee will not recognize any taxable income at the time of the exercise of an incentive stock option (although taxable income may arise at the time of exercise for alternative minimum tax purposes) if the optionee has been an employee of the Company at all times beginning with the option award date and ending three months before the date of exercise (or twelve months in the case of termination of employment due to disability). If the optionee has not been so employed during that time, the optionee will be taxed as described below for non-statutory stock options. If the optionee disposes of the shares purchased through the exercise of an incentive stock option more than two years after the option was granted and more than one year after the option was exercised, then the optionee will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the optionee disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the optionee will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of  (i) the fair market value of the shares disposed of on the date of exercise over (ii) the exercise price paid for those shares. Any additional gain realized by the optionee on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the optionee. The Company will, subject to Section 162(m) of the Code, generally be entitled at the time of the disqualifying disposition to a tax deduction equal to that amount of ordinary income reported by the optionee.
Non-Statutory Options
An optionee will not recognize any taxable income at the time of the award of a non-statutory option. The optionee will recognize ordinary income in the year in which the optionee exercises the option equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required at that time to satisfy the tax withholding requirements applicable to such income. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the optionee at the time he or she disposes of those shares. The Company will, subject to Section 162(m) of the Code, generally be entitled to an income tax deduction at the time of exercise equal to the amount of ordinary income recognized by the optionee at that time.
Restricted Stock Awards
The recipient of shares of restricted stock will not recognize any taxable income at the time of the award so long as the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture. Accordingly, the Company is not entitled to a compensation deduction at that time. The recipient will have to report as ordinary income as and when those shares of Common Stock subsequently vest, that is, when they either become transferable or are no longer subject to a substantial risk of forfeiture, an amount equal to the excess of  (i) the fair market value of the shares upon vesting over (ii) the cash consideration (if any) paid for the shares. The Company will, subject to Section 162(m) of the Code, then be entitled to a corresponding compensation deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the employee before the risk of forfeiture lapses will also be compensation income to the Participant when paid. Notwithstanding the foregoing, the recipient of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (1) subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. In such case, any appreciation or depreciation in the fair market value of those shares of Common Stock after grant will generally result in a capital gain or loss to the recipient at the time he or she disposes of those shares. This election must be made not later than thirty days after the grant of the restricted stock award and is irrevocable.

Restricted Stock Units
Restricted stock units are not subject to taxation at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. On the date a restricted stock unit is settled through the actual or constructive delivery of shares of Common Stock to the Participant, the Participant will realize ordinary income in an amount equal to the fair market value of the shares received in settlement for the units at such time over the amount, if any, paid for the shares, and subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction.
Stock Appreciation Rights
The recipient of a stock appreciation right will not recognize taxable income at the time of the award. The recipient will recognize ordinary income when the stock appreciation right is exercised in an amount equal to the excess of  (i) the fair market value of the underlying shares of Common Stock on the exercise date over (ii) the base price in effect for the stock appreciation right, and the recipient will be required to satisfy the tax withholding requirements applicable to such income. The Company will generally be entitled at the time of exercise to an income tax deduction equal to the amount of ordinary income recognized by the recipient in connection with the exercise of the stock appreciation right.
Performance Grants
Performance Grants paid in cash generally result in taxable income to the Participant and, subject to Section 162(m) of the Code, a compensation deduction by the Company at the time the cash payment is made. Performance Grants paid in shares of Common Stock generally result in taxable income to the Participant and, subject to Section 162(m) of the Code, a compensation deduction by the Company, in an amount equal to the fair market value of the Common Stock on the date of the award is settled through the actual or constructive delivery of shares to the Participant. Performance Grants are subject to federal income and employment tax withholding.
Bonus Awards
Bonus Awards paid in cash generally result in taxable income to the Participant and, subject to Section 162(m) of the Code, a compensation deduction by the Company at the time the cash payment is made. Bonus Awards paid in shares of Common Stock result in taxable income to the Participant equal to the fair market value of the Common Stock on the date of transfer and result in a corresponding compensation deduction for the Company. Bonus Awards are subject to federal income and employment tax withholding.
Effect of a Change of Control
Under certain circumstances, accelerated vesting, exercise or payment of awards under the Incentive Plan in connection with a “change of control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent it is so considered, the Participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.
Deductibility of Executive Compensation
Section 162(m) of the Code places a limit of  $1,000,000 on the amount of compensation that the Company may deduct in any taxable year with respect to each “covered employee” within the meaning of Section 162(m) of the Code.
Miscellaneous
The Board may amend or modify the Incentive Plan at any time; provided, however, that stockholder approval will be obtained for any amendment (1) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (2) to change the number of shares available for issuance as incentive stock options, (3) to change the class of employees eligible to receive incentive stock options or (4) to permit the exercise price of any outstanding option or stock appreciation right to be reduced to be below fair market value as of the grant date.
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information as of April 4, 2018, with respect to compensation plans under which our Common Stock may be issued:
Plan Category	Number of securities to be issued upon exercise of warrants and rights (a)	Weighted-average exercise price of outstanding rights (b)	Number of securities remaining available for equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by security holders	0	$0	407,007
Equity compensation plans not approved by security holders	0	0
Total	0	$0	407,007
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE STEWART INFORMATION SERVICES CORPORATION 2018 INCENTIVE PLAN.

CERTAIN TRANSACTIONS
Pursuant to the Stewart Code of Business Conduct and Ethics and the Company’s Code of Ethics for Chief Executive Offıcers, Principal Financial Offıcer and Principal Accounting Offıcer, each of which are available on our web site at http://stewart.com/corporate-governance (together, the ‘‘Company Codes’’), if any director or executive officer has a conflict of interest (direct or indirect, actual or potential) with the Company, such as any personal interest in a transaction involving the Company, the conflict must be fully, fairly and timely disclosed to the Company (either to the Board of Directors or the Company’s Chief Legal Officer, as provided for by the Company Codes). Conflicts of interest may include transactions between the Company and the immediate family of a director or executive officer, such as their spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and cohabitants. Any transaction involving an actual and material conflict of interest between the Company and any of its directors or executive officers is prohibited unless approved by the Board of Directors. A director with a conflict of interest must recuse himself or herself from participating in any decision to approve any such transaction. Furthermore, any material transaction between the Company and any holder of 5% or more of the Company’s voting securities is also prohibited unless approved by the Board of Directors.
Malcolm S. Morris is the father of Matthew W. Morris, our Chief Executive Officer, and is a former Co-CEO of the Company. In 2011, Malcolm S. Morris moved into non-operational roles with the Company, as Vice Chairman of the Board. At that time, to ensure that his non-operational advisor relationships were clear and that his employment was limited in time, the Company entered into an employment agreement with Mr. Morris. Per the terms of the employment agreement, an aggregate transition payment of  $750,000 was to be paid to to Mr. Morris at a rate not to exceed $150,000 each year during the first four years of the employment term. The final $150,000 annual payment was made in March 2017.
In October of 2016, Malcolm S. Morris resigned as Vice Chairman, but he continues to serve in a non-operational role per an Employment Agreement effective January 1, 2017. He receives an annual salary of  $164,000.
In 1986, the Company entered into an agreement with Malcolm S. Morris, pursuant to which he or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of  $133,333 to him. For purposes of such agreement, the beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a beneficiary’s employment with us is terminated by reason of fraud, dishonesty, embezzlement or theft. Mr. Morris began receiving his payments in 2011 when he turned age 65. He receives his payment on or as soon as administratively feasible after his birthday each year.
During 2017, Malcolm S. Morris was an employee of the Company, serving as a senior advisor, and received compensation for services performed during 2017 totaling $314,652, plus certain payouts of compensation deferred from prior years.
Daniel N. Fauth is the brother of David A. Fauth. During the year ended December 31, 2017, Daniel N. Fauth served as Branch Operations Manager and received compensation of approximately $161,398.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
To be included in the proxy statement and form of proxy relating to our 2019 annual meeting of stockholders, proposals of Common Stockholders must comply with Rule 14a-8 of the Exchange Act and be received by us at our principal executive offices, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, by November 29, 2018.
HOUSEHOLDING
To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s ‘‘householding’’ rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Stewart Information Services Corporation, Attention: David Hisey, Secretary, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056 or at (713) 625-8100. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.
OTHER MATTERS
Except as set forth in this proxy statement, our management does not know of any other matters that may come before the 2018 Annual Meeting. However, if any matters other than those referred to above should properly come before the 2018 Annual Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.
If you wish to bring any item of business, except to nominate an individual for election as a director, which is addressed in the immediately following sentence, before the stockholders at our 2019 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of business procedures set forth in the Company’s By-Laws no later than February 21, 2019 and no earlier than January 22, 2019. If you wish to nominate an individual for election as a director at our 2019 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of nomination procedures set forth in the Company’s By-Laws no later than February 21, 2019 and no earlier than January 22, 2019.
By Order of the Board of Directors,
David Hisey
Secretary
April 23, 2018

Appendix I
STEWART INFORMATION SERVICES CORPORATION
2018 INCENTIVE PLAN
ARTICLE I
PLAN
1.1 Purpose.   The Stewart Information Services Corporation 2018 Incentive Plan (the “Plan”) is intended to provide a means through which the Company and its Affiliates may attract qualified persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Company may grant to certain Employees Awards in the form of Incentive Stock Options, Nonqualified Stock Options, Bonus Awards, Restricted Stock Awards, Restricted Stock Units, Performance Grants and SARs, subject to the terms of the Plan.
1.2 Effective Date of Plan.   The Plan is effective June 1, 2018, provided the Plan is approved by at least a majority vote of shareholders voting in person or by proxy with respect to the Plan at the Company’s shareholders’ meeting on May 22, 2018. No Award shall be issued under this Plan’s terms prior to such stockholder approval. No further Awards may be granted under the Plan after May 31, 2028. The Plan shall remain in effect until all Awards have been exercised, vested, satisfied, forfeited, or expired.
ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.
2.1 “Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.2 “Award” means any Bonus Award, Option, Restricted Stock Award, Restricted Stock Unit, Performance Grant, or SAR, granted, whether singly, in combination, or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as may be established in order to fulfill the objectives of this Plan
2.3 “Award Agreement” means the written or electronic agreement provided in connection with an Award setting forth the terms and conditions of the Award. Such Agreement may contain any other provisions that the Committee, in its sole discretion, shall deem advisable which are not inconsistent with the terms of the Plan. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of the Award as stated in the Award Agreement.
2.4 “Board of Directors” or “Board” means the board of directors of the Company.

2.5 “Bonus Award” means an Award, denominated in cash or in Stock, made to an Employee under Article X.
2.6 “Cause” means, with respect to the termination of a Participant by the Company or any Affiliate, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment or other agreement between the Participant and the Company or any Affiliate. In the absence of such then-effective written agreement and definition, “Cause” means, any of the following:
(a) a Participant’s willful failure to substantially perform his or her duties with the Company (other than by reason of disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes the Participant has not substantially performed such duties, and Participant has failed to remedy the situation within 30 days of such written notice from the Company;
(b) a Participant’s gross negligence in the performance of his or her duties;
(c) a Participant’s conviction of, or plea of guilty or nolo contendre to any felony or any crime involving moral turpitude or the personal enrichment of Participant at the expense of the Company;
(d) a Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, including, without limitation, Participant’s breach of fiduciary duties owed to the Company;
(e) a Participant’s willful violation of any material provision of the Company’s code of conduct;
(f) a Participant’s willful violation of any of the material covenants contained in his or her employment agreement;
(g) a Participant’s act of dishonesty resulting in or intending to result in personal gain at the expense of the Company; or
(h) a Participant’s engaging in any material act that is intended or may be reasonably expected to harm the reputation, business prospects, or operations of the Company.
2.7 “Change of Control” means the occurrence of any of the following events:
(a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(b) there occurs a proxy contest or a consent solicitation, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization, as a consequence of which members of the Board in office immediately prior to such transaction or event thereafter constitute less than a majority of the Board immediately after such transaction or event;
(c) there occurs a reverse merger involving the Company in which the Company is the surviving corporation but the shares of common stock of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise;
(d) there is a sale or other disposition of all or substantially all of the assets of the Company;
(e) there is an adoption of any plan or proposal for the liquidation or dissolution of the Company; or
(f) Stewart Title Guaranty Company is placed in supervision, receivership, conservatorship, or special administrative action by the Texas Department of Insurance.

Notwithstanding the foregoing, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Section 409A if the foregoing definition of  “Change of Control” were to apply, but would not result in the imposition of any additional tax if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A.
2.8 “Code” means the Internal Revenue Code of 1986, as amended. References herein to any Section of the Code shall also refer to any successor provision thereof, and the regulations and other authority issued thereunder by the appropriate governmental authority.
2.9 “Committee” means the Compensation Committee of the Board or such other committee designated by the Board. The Committee shall at all times consist solely of two or more members of the Board of Directors, and all members of the Committee shall be Disinterested Persons.
2.10 “Company” means Stewart Information Services Corporation, a Delaware corporation, or its successor in interest.
2.11 “Consultant” means any person who is not an Employee or a Director, who is providing advisory or consulting services to the Company or any Affiliate and who has been designated by the Committee as eligible to receive an Award under the Plan’s terms.
2.12 “Director” means an individual who is a non-employee member of the Board.
2.13 “Disability” means has the meaning provided in the Company’s Long-Term Disability Plan.
2.14 “Disinterested Person” means an individual who satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
2.15 “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)” means pre-tax earnings plus interest expense, tax expense, depreciation expense, and amortization expense.
2.16 “Employee” means any person in an employment relationship with the Company or any Affiliate.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.18 “Fair Market Value” means, as of any specified date, the closing sales price of the Stock reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee), or, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. In the event the Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate, in accordance with Section 409A.
2.19 “Good Reason” has the meaning provided in a Participant’s individual employment agreement with the Company, if any.
2.20 “Grant Price” means the price at which a Participant may exercise an Option, SAR or other right to receive cash or Stock, as applicable, under the terms of an Award.
2.21 “Incentive Option” means an Option granted under the Plan which is designated as an “Incentive Option” and satisfies the requirements of Section 422 of the Code.
2.22 “Nonqualified Option” means an Option granted under the Plan other than an Incentive Option.
2.23 “Option” means an Incentive Option or a Nonqualified Option granted under the Plan to purchase shares of Stock pursuant to Article V.

2.24 “Participant” means any Employee, Consultant, or Director who has been granted an Award under the Plan.
2.25 “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, which need not be the same for each Participant. The Performance Criteria metrics used by the Committee with respect to the Company’s performance may include, but are not limited to, the following:
(a) revenue and income measures (which include revenue, return or revenue growth, gross margin, income from operations, net income (before or after taxes) of the Company or any segment or portion of the Company designated by the Committee, sales volume, earnings per share, EBIDTA, EBITDA improvement, earnings before interest and taxes (“EBIT”), achievement of profit, economic value added (“EVA”), premium revenues, and price of a share of Stock);
(b) expense measures (which include costs of goods sold, selling, loss or expense ratio, general and administrative expenses, overhead costs, expense reduction, policy losses, and budget attainment);
(c) operating measures (which include productivity, operating income, operating earnings, cash flow, determined as operating cash flow or free cash flow, or any other cash flow metric, funds from operations, cash from operations, after-tax operating income, market share, expenses, margins, operating efficiency, EBITDA margin);
(d) cash flow measures (which include net cash flow from operating activities and net cash flow before financing activities) and sales measures (which include customer satisfaction, customer surveys, sales of services, and sales production);
(e) liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);
(f) leverage measures (which include debt reduction, debt-to-equity ratio and net debt);
(g) market measures (which include market share, stock price, growth measure, total stockholder return and market capitalization measures);
(h) return measures (which include book value, book value per share, return on capital, return on net assets, return on stockholders’ equity, return on assets, stockholder returns, and which may be risk-adjusted, return on equity, return on investment of the Company or any segment or portion of the Company designated by the Committee), total shareholder return (including, but not limited to, relative return ranking);
(i) corporate value and sustainability measures which may be objectively determined (which include compliance, safety, environmental and personnel matters);
(j) other measures such as those relating to acquisitions or dispositions (which include proceeds from dispositions); and
(k) other performance measures and criteria as determined by the Committee.
The Performance Criteria may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof.
2.26 “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.

2.27 “Performance Grant” means an Award, denominated in cash or in Stock, made to an Employee under Article IX.
2.28 “Performance Period” means the designated period during which the Performance Criteria must be satisfied with respect to an Award.
2.29 “Plan” means the Stewart Information Services Corporation 2018 Incentive Plan, as set out in this document and as it may be amended from time to time.
2.30 “Restricted Stock Award” means shares of Stock issued as an Award and subject to restrictions and conditions pursuant to Article VI.
2.31 “Restricted Stock Unit” means a bookkeeping entry representing a right granted to an Employee under Article VII to receive a share of Stock on a date determined in accordance with the provisions of Article VII and the Employee’s Award Agreement.
2.32 “Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.
2.33 “Stock” means the common stock of the Company, $1.00 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 4.6.
2.34 “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Stock on the date the right is exercised over a specified Grant Price, and subject to restrictions and conditions pursuant to Article VIII.
2.35 “10% Shareholder” means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.
ARTICLE III
ELIGIBILITY
The individuals who shall be eligible to receive Awards shall be Employees, Consultants, and Directors as the Committee shall determine from time to time.
ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
4.1 Authority to Grant Awards.   The Committee may grant Awards to those Employees, Consultants or Directors as it shall determine from time to time under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the amount of any Award and the number of shares of Stock to be covered by any Award to be granted to an Employee, a Consultant or a Director shall be as determined by the Committee. Except for Bonus Awards, each Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of the Award. An Employee who has received an Award in any year may receive an additional Award or Awards in the same year or in subsequent years. Except with respect to an Employee’s death, Employee’s disability, or the consummation of a Change of Control, the Committee shall not waive or accelerate any restrictions to which the Options, Restricted Stock Awards, Restricted Stock Units, and SARs may be subject under an Award Agreement. With respect to an Employee’s death, Employee’s disability, or the consummation of a Change of Control, the Committee may, in its discretion, waive or accelerate any restrictions to which the Options, Restricted Stock Awards, Restricted Stock Units, and SARs may be subject under an Award Agreement, subject to Section 4.9 and other provisions of this Plan and the applicable Award Agreement.

4.2 Dedicated Shares.   The total number of shares of Stock with respect to which Awards may be granted under the Plan shall be 1,000,000 shares. The shares of Stock may be treasury shares or authorized but unissued shares. The numbers of shares of Stock stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.6.
(a) In connection with the granting of an Option or SAR, the number of shares of Stock available for issuance under this Plan shall be reduced by the number of shares of Stock in respect of which the Option or SAR is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Stock available for issuance under this Plan shall be reduced by the full number of SARs granted, and the number of shares of Stock available for issuance under this Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Stock, even if the actual number of shares of Stock delivered in settlement of the SARs is less than the full number of SARs exercised. However, Awards that by their terms do not permit settlement in shares of Stock shall not reduce the number of shares of Stock available for issuance under this Plan.
(b) Any shares of Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under this Plan shall not be added back to the number of shares of Stock available for issuance under this Plan.
(c) Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Stock, the number of shares of Stock available for issuance under this Plan shall be increased by the number of shares of Stock allocable to the expired, forfeited, cancelled or otherwise terminated Option or other Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Stock subject to such Awards will not be counted as shares delivered under this Plan.
(d) Shares of Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity, or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity shall not reduce or be counted against the maximum number of shares of Stock available for delivery under the Plan, to the extent that an exemption from the stockholder approval requirements for equity compensation plans applies under the rules or listing standards of the principal national securities exchange on which the Stock is listed.
(e) Awards valued by reference to Stock that may be settled in equivalent cash value will count as shares of Stock delivered to the same extent as if the Award were settled in shares of Stock.
4.3 Award Limits.   Notwithstanding any provision in the Plan to the contrary:
(a) The maximum number of shares of Stock that may be subject to Options, Restricted Stock Awards, SARs, and Performance Grants denominated in shares of Stock granted to any one individual during any calendar year may not exceed 400,000 shares of Stock (subject to adjustment as provided in Section 4.6 below), and
(b) The maximum amount of compensation that may be paid under all Performance Grants or Bonus Awards denominated in cash (including the Fair Market Value of any shares of Stock paid in satisfaction of such Performance Grants or Bonus Awards) granted to any one individual during any calendar year may not exceed $6,000,000 and any payment due with respect to a Performance Grant or Bonus Award shall be paid no later than 10 years after the date of grant of such Award.
(c) The maximum number of shares of Stock that may be subject to Options or Restricted Stock Awards issued to a Director during any calendar year may not exceed 10,000 shares of Stock (subject to adjustment as provided in Section 4.6 below).

4.4 Non-Transferability.   Except as otherwise determined by the Committee in compliance with Rule 16b-3 under the Exchange Act, the Awards granted hereunder shall not be transferable by the Employee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Employee’s lifetime, only by the Employee. Notwithstanding the foregoing, an Award shall be transferable pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In addition, the Committee may grant Awards that are transferable, without payment of consideration, to immediate family members of the Employee; the Committee may also amend outstanding Awards to provide for such transferability. A transfer of a Nonqualified Option pursuant to this Section may only be effected by the Company at the written request of an Employee and shall become effective only when recorded in the Company’s record of outstanding Nonqualified Options. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option may be subsequently transferred by the transferee only by will or the laws of descent and distribution or, without payment of consideration, to immediate family members of the Employee. In the event a Nonqualified Option is transferred as contemplated hereby, such Nonqualified Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Employee hereunder, as if no transfer had taken place. As used herein, “immediate family members” shall mean with respect to any person, such person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
4.5 Requirements of Law.   The Company shall not be required to sell or issue any Stock under any Award if issuing that Stock would constitute or result in a violation by the Employee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities pursuant to any Award, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Award will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable pursuant to an Award is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of, or the issuance of shares under, an Award to comply with any law or regulation of any governmental authority.
4.6 Changes in the Company’s Capital Structure; Adjustments.
(a) The existence of the Plan and the Awards granted hereunder shall not affect or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
(b) In the event of any subdivision or consolidation of outstanding shares of Stock, declaration of a dividend payable in shares of Stock or other stock split, then (i) the number and kind of shares of Stock or other securities reserved under this Plan and the number of shares of Stock available for issuance pursuant to specific types of Awards as described in Section 4.2; (ii) the number and kind of shares of Stock or other securities covered by outstanding Awards; (iii) the Grant Price or other price in respect of such Awards; (iv) the appropriate Fair Market Value and other price determinations for such Awards; and (v) the limitations shall each be proportionately adjusted by the Board as the Board deems appropriate, in its sole discretion, to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Stock or any distribution to holders of Stock of securities or property (including cash dividends that the Board determines are not in the ordinary course of business but excluding normal cash dividends or dividends payable in Stock), the Board shall make such adjustments as it determines, in its sole discretion, appropriate to (x) the number and kind of shares of Stock or other securities reserved under this Plan and the number of shares of Stock available for issuance pursuant to specific types of Awards as described in Section 4.2, and (y)(i) the number and kind of shares of Stock or other securities covered by Awards; (ii) the Grant Price or other price in respect of such Awards; (iii) the appropriate Fair Market Value and other price determinations for such Awards; and (iv) the Award Limits described in Section 4.3 to reflect such transaction. In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization, or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 15 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess, if any, of the Fair Market Value of Stock on such date over the Grant Price of such Award. Any adjustment under this Section 4.6(b) need not be the same for all Participants.
(c) The Committee shall have the authority to adjust the Performance Goals (either up or down) and the level of the Performance Grant that a Participant may earn under this Plan, to exclude any of the following events that occurs during a Performance Period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) items of an unusual nature or of infrequency of occurrence or non-recurring items which we reported in the Company’s income statement in the Company’s annual report to shareholders for the applicable year.
(d) Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A to be subject thereto.
4.7 Termination of Employment.   Except as specifically provided herein, the Committee shall set forth in the Award Agreement the status of any Award or shares of Stock underlying any Award upon the termination of the Employee’s employment for any reason.
4.8 Election Under Section 83(b) of the Code.   No Employee shall exercise the election permitted under Section 83(b) of the Code without prior approval of the Committee. If an Employee files an election under Section 83(b) of the Code without approval, such Award shall be forfeited.
4.9 Change of Control.   Notwithstanding any other provisions of the Plan, the provisions of this Section 4.9 shall apply to equity settled compensation awards in the event of a Change of Control. The Committee may, in any individual Award Agreement, provide for less favorable vesting provisions with respect to an equity settled Award, including forfeiture upon closing of a Change of Control, but may not provide for accelerated vesting in the absence of termination of employment in connection with or following a Change of Control.

(a) If an Employee is employed by the Corporation or one of its Affiliates on the date a Change of Control occurs and such employment is, within the 24 month period commencing on the effective date of such Change of Control, either involuntarily terminated by the Company or, if the Employee has an employment agreement which permits resignation for “good reason” the Employee resigns for “good reason” as defined in such employment agreement, then immediately prior to such termination (i) each Award granted under this Plan to the Employee shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse; and (ii) if the Award is an Option or SAR, the Award shall remain exercisable until the expiration of the remaining term of the Award.
(b) Notwithstanding the provisions of Section 4.9(a), if any Award constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A, the timing of settlement of such Award pursuant to this Section 4.9 shall, subject to Section 13.3 hereof, be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change of Control fails to constitute a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v).
(c) If any Award is a Performance Grant, then each of the Performance Criteria shall be deemed to be satisfied at the target payment level as of the date the Change of Control occurs. If the Performance Grant requires continued service with the Corporation through a designated vesting date, then such Award shall be treated in the same manner as a Restricted Stock Unit award under Section 4.9(a) above and the Performance Grant shall be paid at the target payment level on the date or dates, as applicable, such Award becomes vested. If the Performance Grant does not require continued service with the Corporation through a designated vesting date, then such Award shall be vested and settled by the Corporation on the date of the Change of Control.
4.10 Minimum Vesting Period.   Each Award issued to an Employee or a Consultant under this Plan’s terms, other than Bonus Awards, shall have a vesting period of not less than 1 year; notwithstanding the foregoing, up to five percent (5%) of the Awards issued in a particular plan year are not required to have such minimum vesting period, in the sole discretion of the Committee.
4.11 Prohibition on Dividends on Unvested Awards.   The Plan shall not pay dividends or Dividend Equivalents on any Awards prior to vesting or during the forfeiture restriction period. Notwithstanding the foregoing, an Award issued under this Plan is permitted to accrue dividends or Dividend Equivalents during the vesting or forfeiture restriction period, but payment shall not be permitted until such Award’s restriction lapse or vesting is completed.
ARTICLE V
OPTIONS
5.1 Type of Option.   The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option. An Incentive Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in Code Section 424) at the time the Option is granted.
5.2 Grant Price.   The price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of  (i) 100% of the Fair Market Value per share of Stock on the date the Option is granted; or (ii) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share. In the case of any 10% Shareholder, the price per share at which shares of Stock may be purchased under an Incentive Option shall not be less than the greater of: (x) 110% of the Fair Market Value per share of Stock on the date the Incentive Option is granted; or (y) the per share par value of the Stock on the date the Incentive Option is granted.
The price per share at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 100% of the Fair Market Value per share of Stock on the date the Option is granted; or (b) the per share par value of the Stock on the date the Option is granted. The Committee in its discretion may provide that the price per share at which shares of Stock may be purchased shall be more than 100% of Fair Market Value per share.

5.3 Duration of Options.   The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of 5 years from the date the Incentive Option is granted.
5.4 Amount Exercisable.   Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its discretion, may provide in the Award Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, the Committee shall take into account the Incentive Options in the order in which they were granted. The Committee shall notify the Participant of its determination as to which of a Participant’s Incentive Options exceed such limit as soon as practicable after such determination.
5.5 Exercise of Options.   Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised, together with: (i) cash, check, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the Grant Price of the shares; (ii) if acceptable to the Company, Stock at its Fair Market Value equal to the Grant Price of the shares on the date of exercise; (iii) an executed attestation form acceptable to the Company attesting to ownership of Stock at its Fair Market Value equal to the Grant Price of the shares on the date of exercise; and/or (iv) any other form of payment which is acceptable to the Committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Employee certificates for the number of shares with respect to which the Option has been exercised, issued in the Employee’s name. If shares of Stock are used in payment, the Fair Market Value of the shares of Stock tendered must be less than the Grant Price of the shares being purchased, and the difference must be paid by check. Delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the optionee, at the address specified by the Employee.
Whenever an Option is exercised by exchanging shares of Stock owned by the Employee, the Employee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Employee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by the Company or a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.
5.6 Substitution Options.   Options may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company.
5.7 No Rights as Stockholder.   No Employee shall have any rights as a shareholder with respect to Stock covered by an Option until the date a stock certificate is issued for the Stock.
5.8 Prohibition on Repricing of Options.   No Option may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without stockholder approval (except as contemplated in Section 4.6 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such Option.

ARTICLE VI
RESTRICTED STOCK
6.1 Restricted Stock Awards and Eligibility.   The Committee, in its sole discretion, may grant Restricted Stock Awards to certain Employees of the Company. In determining which Employees shall be eligible for a Restricted Stock Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of shares of Stock to be issued to the Employee, the consideration for such shares (if any), forfeiture restrictions and forfeiture restriction periods, Performance Criteria, if any, and other rights with respect to the shares.
6.2 Forfeiture Restrictions.   The Committee may provide that the forfeiture restrictions shall lapse upon (i) the attainment of one or more Performance Goals; (ii) the Participant’s continued employment with the Company or continued service as a consultant or Director for a specified period of time; (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different forfeiture restrictions, in the discretion of the Committee. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to a Participant’s termination of employment or termination of services provided by the Participant as a Consultant or Director (by retirement, disability, death or otherwise) prior to the expiration of the forfeiture restrictions. Such additional terms, conditions or restrictions shall be set forth in an Award Agreement made in conjunction with the Award.
6.3 Issuance of Restricted Stock.   Upon the grant of a Restricted Stock Award to an Employee, issuance of the stock (electronically or by physical certificate registered in the name of the Participant) shall be made for the benefit of the Employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Any stock certificate evidencing shares of Restricted Stock pending the lapse of restrictions shall bear a legend making appropriate reference to the restrictions imposed. Upon the grant of a Restricted Stock Award, the Employee may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.
6.4 Voting and Dividend Rights.   The Plan shall not pay dividends on Restricted Stock during any forfeiture restriction period. Notwithstanding the foregoing, the Participant shall have the right to receive an accrual of dividends during any forfeiture restriction period, to vote the Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the Stock until any forfeiture restriction period shall have expired (and shall not be entitled to accrued dividends in the event the restrictions do not lapse); (ii) the Company shall retain custody of the Stock during the forfeiture restriction period; and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during any forfeiture restriction period. A breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award.
6.5 Transfers of Unrestricted Shares.   Upon the vesting date of a Restricted Stock Award, such Restricted Stock will be transferred free of all restrictions to an Employee (or his or her legal representative, beneficiaries or heirs).
ARTICLE VII
RESTRICTED STOCK UNITS
7.1 Restricted Stock Units and Eligibility.   The Committee, in its sole discretion, may grant Restricted Stock Units to certain Employees of the Company. In determining which Employees shall be eligible for an Award of Restricted Stock Units, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the committee deems relevant in accomplishing the purposes of the Plan. Awards of Restricted Stock Units shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, including, without limitation, the number of units, performance criteria, if any, and terms of redemption of the Restricted Stock Units (whether in connection with the termination of employment or otherwise).
7.2 Voting and Dividend Rights.   No Employee shall be entitled to any voting rights with respect to any share of Stock represented by a Restricted Stock Unit until the date of issuance of such shares. The Plan shall not pay Dividend Equivalents on Restricted Stock Units prior to vesting. Notwithstanding the foregoing, to the extent provided in an Award Agreement, the Employee shall be entitled to an accrual of Dividend Equivalents with respect to dividends on shares of Stock having a record date prior to the date on which the Restricted Stock Units held by such Employee are settled. Such Dividend Equivalents, if any, shall be subject to the same vesting schedule as the Restricted Stock Units and shall not become payable until such vesting requirements are met.
7.3 Settlement of Restricted Stock Units.   The Company shall issue to an Employee on the date on which Restricted Stock Units subject to the Employee’s Award Agreement vest or on which other date determined by the Committee, in its discretion, and set forth in the Award Agreement, one share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 4.6) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. A Restricted Stock Unit may only be paid in whole Shares. The stock certificate evidencing the shares payable under a Restricted Stock Unit will be issued within an administratively reasonable period after the date on which the Restricted Stock Unit vests so that the payment of shares qualifies for the short-term deferral exception under Section 409A. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with the terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Employee pursuant to this Section. To the extent permissible under applicable law, the Committee may permit a Participant to defer payment under a Restricted Stock Unit to a date or dates after the Restricted Stock Unit vests, provided that the terms of the Restricted Stock Unit and any deferral satisfy the requirements to avoid imposition of the “additional tax” under Section 409A(a)(1)(B).
7.4 Effect of Termination of Service.   Unless otherwise provided in the grant of a Restricted Stock Unit, as set forth in the Award Agreement, if an Employee’s service terminates for any reason, whether voluntary or involuntary, then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting under the Award Agreement on the date of termination.
ARTICLE VIII
STOCK APPRECIATION RIGHTS
8.1 Stock Appreciation Rights.   A Stock Appreciation Right or SAR is an award that may or may not be granted in tandem with an Option, and entitles the holder to receive an amount equal to the difference between the Fair Market Value of a share of Stock at the time of exercise of the SAR and the Grant Price, subject to the applicable terms and conditions of the tandem Options and the following provisions of this Article VIII.
8.2 Exercise.   An SAR shall entitle the Employee to receive, upon the exercise of the SAR, shares of Stock (valued at their Fair Market Value at the time of exercise), cash, or a combination thereof, in the discretion of the Committee, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the SAR as of the date of such exercise over the Grant Price of the SAR. If granted in tandem with an Option, the exercise of an SAR will result in the surrender of the related Option and, unless otherwise provided by the Committee in its sole discretion, the exercise of an Option will result in the surrender of a related SAR, if any.
8.3 Expiration Date.   The “expiration date” with respect to an SAR shall be determined by the Committee, and if granted in tandem with an Option, shall be not later than the expiration date for the related Option. If neither the right nor the related Option is exercised before the end of the day on which the right ceases to be exercisable, such right shall be deemed exercised as of such date and payment shall be made to the holder in cash. Notwithstanding the preceding, the expiration date for an SAR shall be not later than 10 years from the date the SAR is granted.

8.4 Award Agreements.   At the time any Award is made under this Article VIII, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Award Agreements need not be identical.
8.5 Prohibition on Repricing of SARs.   No SAR may be repriced, replaced, regranted through cancellation, exchanged for cash, exchanged for any other Awards or modified without stockholder approval (except as contemplated in Section 4.6 hereof), if the effect of such action would be to reduce the exercise price for the shares underlying such SAR.
ARTICLE IX
PERFORMANCE GRANTS
9.1 Performance Grants and Eligibility.   The purpose of this Article IX is to provide the Committee the ability to (i) grant Restricted Stock Awards, Restricted Stock Unit Awards, and Stock Appreciation Rights as performance-based awards, and (ii) grant Performance Grants that are settled in cash or shares of Stock based on the satisfaction of Performance Criteria. The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Performance Grant if certain pre-established Performance Goals are met. In determining which Employees shall be eligible for a Performance Grant, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.
9.2 Establishment of Performance Grant.   The Committee shall determine the terms of the Performance Grant, if any, to be made to an Employee and the period over which such performance will be measured by the Committee (the “Performance Cycle”). The Committee shall have the discretion to make downward adjustments to Performance Grants otherwise payable if the Performance Goals are attained.
9.3 Criteria for Performance Goals.   The Performance Goals shall be pre-established by the Committee. Performance Goals determined by the Committee may include, but are not limited to, increases in net profits, operating income, Stock price, earnings per share, sales and/or Return on Equity. The Committee shall, in writing, (i) designate one or more Participants, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, (iv) specify the relationship between Performance Criteria and the Performance Goals, and (v) specify the minimum and maximum amounts to be earned by each Participant for such Performance Period.
9.4 Committee Certification.   Following the completion of each Performance Period, the Committee must certify in writing that the applicable Performance Goals have been achieved for such Performance Period and the amount that shall be payable with respect to that Award. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved. If the Committee certifies the entitlement of an Employee to the performance-based Performance Grant or other performance-based award, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.
9.5 Payment and Limitations.   Performance Grants shall be paid on or before the 90th day following both (i) the end of the Performance Cycle, and (ii) certification by the Committee that the Performance Goals and any other material terms of the Performance Grant and the Plan have been satisfied, or as soon thereafter as is reasonably practicable. The Performance Grant may be paid in Stock, cash, or a combination of Stock and cash, in the sole discretion of the Committee. If paid in whole or in part in Stock, the Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made in whole or in part in Stock. However, no fractional shares of Stock shall be issued, and the balance due, if any, shall be paid in cash. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or an Affiliate on the day a performance-based award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a performance-based award for a Performance Period only if the Performance Goals for such period are achieved. Unless otherwise provided in the applicable Award Agreement, in the event of termination of the Participant’s service due to death, or in the event the Participant incurs a Disability, of all unvested performance-based awards held by such Participant shall immediately vest.
The maximum amount which may be paid to any Employee pursuant to one or more Performance Grants under this Article IX for any single Performance Cycle shall not exceed the limit provided in Section 4.3 above.
ARTICLE X
BONUS AWARDS
10.1 Bonus Awards and Eligibility.   The Committee, in its sole discretion, may designate certain Employees of the Company who are eligible to receive a Bonus Award if certain pre-established Performance Goals are met. In determining which Employees shall be eligible for a Bonus Award, the Committee may, in its discretion, consider the nature of the Employee’s duties, past and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.
10.2 Establishment of Bonus Award.   The Committee shall determine the terms of the Bonus Award, if any, to be made to an Employee for each Performance Period selected by the Committee which shall not be greater than 1 year.
10.3 Criteria for Performance Goals.   The Performance Goals shall be selected by the Committee from the Performance Criteria.
10.4 Procedures with Respect to Grants.   With respect to each Bonus Award, the Committee shall, in writing, (i) designate one or more Participants, (ii) select the Performance Criteria applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Criteria and the Performance Goals and the amounts to be earned by each Participant for such Performance Period.
10.5 Committee Certification.   Following the completion of each Performance Period, the Committee must certify in writing whether the applicable Performance Goals have been achieved for such Performance Period prior to payment to any Employee of the Bonus Award by payment in cash. No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved. If the Committee certifies the entitlement of an Employee to the performance-based Bonus Award, the payment shall be made to the Employee subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.
10.6 Payment and Limitations.   Bonus Awards shall be paid as soon as practicable following both (i) the results for the Performance Period are finalized, and (ii) certification by the Committee in writing that the Performance Goals and any other material terms of the Bonus Award and the Plan have been satisfied. The Bonus Award shall be paid under the Plan no later than March 15th of the year following the year in which such Bonus Award is earned by the Participant, provided the Participant is employed on the date of payment. The Bonus Award shall be paid in cash in a lump sum.
The maximum amount which may be paid to any Employee pursuant to one or more Bonus Awards under this Article X for any single Performance Period shall not exceed the limitations provided in Section 4.3 above.
10.7 Payment in the Event of Termination.
(a) If a Participant’s employment terminates for any reason prior to the end of a Performance Period, then such Participant shall immediately forfeit and relinquish any and all rights and claims to receive any Bonus Award hereunder for such Performance Period.

(b) Unless otherwise provided in the applicable Award Agreement, if a Participant’s employment terminates for any reason after the end of a Performance Period but prior to the date of actual payment pursuant to Section 10.6, then such Participant shall immediately forfeit and relinquish any and all rights and claims to receive any Bonus Award hereunder for such Performance Period.
ARTICLE XI
ADMINISTRATION
The Plan shall be administered by the Committee. All questions of interpretation and application of the Plan and Awards granted thereunder shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:
(a) determine the Employees to whom and the time or times at which Awards will be made;
(b) determine the number of shares and the purchase price of Stock covered in each Award, subject to the terms of the Plan;
(c) determine the terms, provisions and conditions of each Award, which need not be identical;
(d) define the effect, if any, on an Award of the death, Disability, retirement, or termination of employment of the Employee;
(e) determine and certify the attainment of performance goals, criteria, or any similar terms and conditions (including, but not limited to, Performance Goals with respect to Bonus Awards and Performance Grants) with respect to Awards and may, in its sole discretion, to adjust any determinations of the degree of attainment of any such performance goals, criteria or similar terms and conditions;
(f) subject to Article XII, adopt modifications and amendments to the Plan or any Award Agreement, including, without limitation, (i) any modifications or amendments that are necessary to comply with the laws of the countries in which the Company or its Affiliates operate, and (ii) unless otherwise provided in an Award Agreement, modifications that increase or decrease the amount paid with respect to any Bonus Award or Performance Grant;
(g) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and
(h) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of the Plan.
The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of the Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.
ARTICLE XII
AMENDMENT OR TERMINATION OF PLAN
The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required under applicable stock exchange rules or other applicable rules or regulations, no amendment or modification shall be made to the Plan without the approval of the Company’s shareholders; provided further, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) change the aggregate number of shares of Stock which may be issued under Incentive

Options, (ii) change the class of Employees eligible to receive Incentive Options, or (iii) decrease the Grant Price for Options or SARs below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company’s shareholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under the Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.
ARTICLE XIII
MISCELLANEOUS
13.1 No Establishment of a Trust Fund.   No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Employee under the Plan. All Employees shall at all times rely solely upon the general credit of the Company for the payment of any benefit which becomes payable under the Plan.
13.2 No Employment Obligation.   Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
13.3 Section 409A.   Except to the extent that Section 7.3 applies to an Award, it is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendment to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A.
13.4 Tax Withholding.   The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Employee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option, the cash payment of a Performance Grant or Bonus Award, or issuance of Stock in payment of Restricted Stock, Restricted Stock Units, a Performance Grant or a Bonus Award. In the alternative, the Company may require the Employee (or other person exercising the Option or receiving Stock) to pay the sum directly to the employer corporation or, except as the Committee may otherwise provide in an Award, the Employee may satisfy such tax obligations in whole or in part by delivery of Stock, including shares of Stock retained from the Award creating the obligation, valued at Fair Market Value. If the Employee (or other person exercising the Option or receiving the Stock) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 3 business days after (i) the date of exercise, or (ii) notice of the Committee’s decision to pay all or part of a Performance Grant or Bonus Award in Stock, whichever is applicable. The Company shall have no obligation upon exercise of any Option, or notice of the Committee’s decision to pay all or part of the Performance Grant or Bonus Award in Stock, until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise or issuance of Stock is sufficient to cover all sums due with respect to that exercise or issuance of Stock. The Company and its Affiliates shall not be obligated to advise an Employee of the existence of the tax or the amount which the employer corporations will be required to withhold.
13.5 Clawback/Recovery.   The Company may recover the value of any Award under this Plan if the Employee violates the terms of a non-solicitation agreement. In addition, all Awards granted under the Plan will be subject to recoupment in accordance with any written clawback policy that the

Company may adopt, whether such policy is specifically required to be adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed, is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, or is adopted at the Board’s discretion. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of Cause.
13.6 Right of Offset.   The Company will have the right to offset against its obligation to deliver shares of Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Employee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to an Employee shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
13.7 Prohibition On Deferred Compensation.   It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Stock pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares pursuant thereto.
13.8 Indemnification of the Committee and the Board of Directors.   With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent allowed under the Texas Business Organizations Code.
13.9 Gender.   If the context requires, words of one gender when used in the Plan shall include the others and words used in the singular or plural shall include the other.
13.10 Headings.   Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms of the Plan.
13.11 Other Compensation Plans.   The adoption of the Plan shall not preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.
13.12 No Right To An Award; Other Awards.   Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted any Award or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The grant of an Award shall not confer upon the Employee the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Employees, or the right to receive future Awards upon the same terms or conditions as previously granted.

13.13 No Restriction on Corporate Action.   Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
13.14 Governing Law.   The provisions of the Plan shall be construed, administered, and governed under the laws of the State of Delaware.

stewart®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 21, 2018.

Vote by Internet

- Go to **www.investorvote.com/STC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

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1. Election of Directors:

01 - Arnaud Ajdler	02 - Thomas G. Apel	03 - C. Allen Bradley, Jr.
04 - James Chadwick	05 - Glenn C. Christenson	06 - Robert L. Clarke
07 - Frederick H. Eppinger	08 - Matthew W. Morris	09 - Clifford Press

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) here.** ____________________

	For	Against	Abstain
2. Approval of the compensation of Stewart Information Services Corporation's named executive officers (Say-on-Pay).	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as Stewart Information Services Corporation's independent auditors for 2018.	☐	☐	☐
4. Approval of the Stewart Information Services Corporation 2018 Incentive Plan.	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 P C F

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02TR3B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2017 Annual Report on Form 10-K are available at:
http://www.stewart.com/2018-annual-meeting

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

stewart®

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This Proxy Card is being solicited by Stewart Information Services Corporation.

Proxy — STEWART INFORMATION SERVICES CORPORATION

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 22, 2018

The undersigned appoints Ken Anderson Jr., Pamela Butler O'Brien, and John L. Killea, and each of them, as proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 22, 2018, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal 1, FOR the approval of the compensation of Stewart Information Services Corporation's named executive officers, FOR the ratification of KPMG LLP as the Company's independent auditors for 2018, and FOR approval of the Stewart Information Services Corporation 2018 Incentive Plan, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the annual meeting.

(Continued and to be marked, dated and signed, on the other side)

C **Non-Voting Items**

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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stewart®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:30 a.m., Eastern Time, on May 18, 2018.

Vote by Internet

- Go to **www.investorvote.com/STC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

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1. Election of Directors:

01 - Arnaud Ajdler	02 - Thomas G. Apel	03 - C. Allen Bradley, Jr.
04 - James Chadwick	05 - Glenn C. Christenson	06 - Robert L. Clarke
07 - Frederick H. Eppinger	08 - Matthew W. Morris	09 - Clifford Press

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) here.** ______________________________

	For	Against	Abstain
2. Approval of the compensation of Stewart Information Services Corporation's named executive officers (Say-on-Pay).	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as Stewart Information Services Corporation's independent auditors for 2018.	☐	☐	☐
4. Approval of the Stewart Information Services Corporation 2018 Incentive Plan.	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

02TR6B

The undersigned, as a named fiduciary for voting purposes, hereby directs Charles Schwab Bank, as Trustee for the Company's 401(k) Salary Deferral Plan, to vote all shares of common stock of Stewart Information Services Corporation allocated to my account as of April 4, 2018, as directed. As noted in the accompanying Proxy Statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

I understand that I am to mail this confidential voting instruction card to **Computershare** acting as tabulation agent, or vote by Internet or telephone as described on proxy, and that my instructions must be received by **Computershare** no later than 11:30 a.m. Eastern Time two days prior to the annual meeting day. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document. **The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted.**

I acknowledge receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2017 Annual Report on Form 10-K are available at:
http://www.stewart.com/2018-annual-meeting

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

stewart®

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This Proxy Card is being solicited by Stewart Information Services Corporation.

Proxy — STEWART INFORMATION SERVICES CORPORATION - 401(k) Salary Deferral Plan

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2018

The undersigned appoints Charles Schwab Bank, as Trustee for the Company's 401(K) Salary Deferral Plan, as proxy with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 22, 2018, or at any adjournment thereof.

The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +